Exhibit 10.47

_____________________________________________________________________________

INDENTURE OF TRUST

between

CITY OF BLUFFTON, INDIANA

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

providing for the issuance of

$22,000,000

CITY OF BLUFFTON, INDIANA

SUBORDINATE SOLID WASTE DISPOSAL FACILITY REVENUE BONDS, SERIES 2007A (INDIANA BIO-ENERGY, LLC ETHANOL PLANT PROJECT)

Dated as of March 1, 2007

_____________________________________________________________________________

SECTION		PAGE

Section 4.07	No Disposition of Trust Estate	28
Section 4.08	Access to Books	28
Section 4.09	Source of Payment of Bonds	29

ARTICLE V	FUND AND ACCOUNTS; DEPOSIT AND	29
	APPLICATION OF BOND PROCEEDS; REVENUES

Section 5.01	Creation of Bond Fund and Accounts; Debt Service	29
	Reserve Fund; Rebate Fund; Condemnation and Awards Fund
Section 5.02	Application of Bond Proceeds and Equity Contribution	28
Section 5.03	Deposits into the Funds; Use of Moneys in the Funds	38
Section 5.04	Bonds Not Presented for Payment of Principal	43
Section 5.05	Payment to the Company	43

ARTICLE VI	INVESTMENTS	44

Section 6.01	Investment of Moneys in Funds	44
Section 6.02	Conversion of Investment to Cash	44
Section 6.03	Credit for Gains and Charge for Losses	44
Section 6.04	Payments into Rebate Fund; Application of Rebate Fund	45

ARTICLE VII	DEFEASANCE	46

Section 7.01	Defeasance	46

ARTICLE VIII	DEFAULTS AND REMEDIES	48

Section 8.01	Events of Default	48
Section 8.02	Acceleration; Other Remedies	49
Section 8.03	Restoration to Former Position	50
Section 8.04	Owners’ Right to Direct Proceedings	51
Section 8.05	Limitation on Owners’ Right to Institute Proceedings	51
Section 8.06	No Impairment of Right to Enforce Payment	51
Section 8.07	Proceedings by Trustee Without Possession of Bonds	52
Section 8.08	No Remedy Exclusive	52
Section 8.09	No Waiver of Remedies	52
Section 8.10	Application of Moneys	52
Section 8.11	Severability of Remedies	54
Section 8.12	Limitation of Actions; Subordination Agreement	54

v

INDENTURE OF TRUST

THIS INDENTURE OF TRUST (this “Indenture”) is made and entered into as of March 1, 2007, between the CITY OF BLUFFTON, INDIANA, a municipal corporation of the State of Indiana (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

A.

In furtherance of its public purposes, the Issuer has entered into a Loan Agreement, dated as of March 1, 2007, with Indiana Bio-Energy, LLC, an Indiana limited liability company (the “Company”), providing for the issuance by the Issuer of the Bonds for the purpose of loaning the proceeds thereof to the Company in order to provide funds (i) to finance a portion of the costs of the Project (hereinafter defined), (ii) to pay a portion of the interest accruing on the Bonds during construction of the Project, (iii) to fund a debt service reserve fund for the Bonds, and (iv) to pay certain costs of issuance relating to the Bonds.

B.

The execution and delivery of this Indenture and the issuance and sale of the Bonds have been in all respects duly and validly authorized by proper action duly adopted by the governing body of the Issuer.

C.

The execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Registrar, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.

NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSETH:

GRANTING CLAUSES

The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, and premium, if any, and interest on, the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell convey, mortgage and warrant, and assign, pledge and grant a security interest in, the Trust Estate to the Trustee, and its successors in trust and assigns forever for the benefit of the Owners:

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, to the Trustee and its respective successors in trust and assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds, subordinate to the rights of the Senior Lender under the Senior Loan;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds and as provided in Article VII hereof according to the true intent and meaning thereof, and shall cause the payments to be made as required under Article IV hereof, or shall provide, as permitted hereby, for the payment thereof in accordance with Article VII hereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds due or to become due in accordance with the terms and provisions hereof, then and in that case this Indenture and the rights hereby granted shall cease, terminate and be void and the Trustee shall thereupon cancel and discharge this Indenture and execute and deliver to the Issuer and the Company such instruments in writing as shall be reasonably requested to evidence the discharge hereof, otherwise this Indenture shall be and remain in full force and effect.

THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all of the Trust Estate is to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, or any part thereof, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.

General Definitions. The terms defined in this Section 1.01 shall have the meanings provided herein for all purposes of this Indenture and the Agreement, unless the context clearly requires otherwise.

“Act” means Indiana Code Sections 36-7-11.9-1 et seq., as supplemented and amended, and Indiana Code Sections 36-7-12-1 et seq., as supplemented and amended heretofore and hereafter.

“Additional Payments” means the amounts required to be paid by the Company pursuant to the provisions of Section 5.01(b) of the Agreement.

“Additional Senior Indebtedness” means any indebtedness of the Company which is in addition to the indebtedness under the Senior Loan Agreement which additional indebtedness is or will be secured by a mortgage lien against all or part of the Plant, or any other asset of the Company, having priority over the Subordinate Mortgage and the Subordinate Security Agreement.

“Administration Expenses” means reasonable compensation and reimbursement of reasonable expenses and advances (including, without limitation, reasonable attorneys’ fees and expenses) payable to the Issuer, the Trustee, the Registrar and the Securities Depository.

“Agreement” means the Loan Agreement, dated as of March 1, 2007, between the Issuer and the Company, as amended and supplemented from time to time as permitted therein.

“Authorized Company Representative” means each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President, its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer. Such certificate may designate an alternate or alternates.

“Authorized Denomination” means $5,000 or any integral multiple thereof.

“Authorized Senior Lender Representative” means each person at the time designated to act on behalf of the Senior Lender by written certificate furnished to the Company, the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Senior Lender by its President, any Vice President, its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer. Such certificate may designate an alternate or alternates.

“Beneficial Owner” has, when the Bonds are held in book-entry form, the meaning ascribed to such term in Section 2.10 hereof.

“Bond” or “Bonds” means the Issuer’s Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project), issued pursuant to this Indenture in the aggregate principal amount of $22,000,000.

“Bond Counsel” means Chapman and Cutler LLP or any other firm of nationally recognized bond counsel familiar with the type of transactions contemplated under this Indenture selected by the Company and acceptable to the Trustee.

“Bond Documents” means this Indenture, the Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement and the Bonds.

“Bond Fund” means the trust fund by that name created pursuant to Section 5.01(a) hereof.

“Bond Ordinance” means Ordinance No. 1254 adopted by the Common Council of the Issuer on the 14th day of November, 2006, authorizing the issuance of the Bonds.

“Bond Payment Date” means any Interest Payment Date, any Principal Payment Date and any other date on which the principal of, and premium, if any, and interest on, the Bonds is to be paid to the Owners thereof, whether upon redemption, at maturity or upon acceleration of maturity of the Bonds.

“Business Day” means any day on which interbank wire transfers can be made on the Fedwire System, except a Saturday, Sunday or other day (a) on which commercial banks located in the cities in which the Principal Office of the Trustee or the Principal Office of the Company are located are required or authorized by law or regulation to remain closed or are closed, or (b) on which The New York Stock Exchange is closed.

“Capitalized Interest Account” means the trust account of that name created pursuant to Section 5.01(a) hereof.

“Capitalized Interest Period” means the period from the Issue Date until (i) December 1, 2008 or (ii) the Completion Date, if such date is earlier.

“Closing” and “Closing Date” means the date of the first authentication and delivery of fully executed and authenticated Bonds under this Indenture being March 22, 2007.

“Code” means the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which is applicable to the Bonds or the use of the proceeds thereof.

“Collateral” means the property pledged by the Company to the Trustee pursuant to the Subordinate Security Agreement.

“Company” means Indiana Bio-Energy, LLC, a limited liability company organized and existing under the laws of the State of Indiana, or its successors and assigns pursuant to Section 6.01 of the Agreement.

“Company’s Certificate” means a certificate signed on behalf of the Company by an Authorized Company Representative.

“Completion Certificate” means the certificate of that name defined in Section 5.02(b) hereof.

“Completion Date” means the date when all portions of the Project have been fully completed in accordance with the plans and specifications therefor, as then amended, and as identified in the Notice of Completion.

“Condemnation and Awards Fund” means the trust fund of that name created pursuant to Section 5.01(d) hereof.

“Construction Fund” means the trust fund of that name created pursuant to Section 5.02(a) hereof.

“Costs of Issuance Fund” means the trust fund of that name created pursuant to Section 5.02(a) hereof.

“Dated Date” means the date of initial issuance of the Bonds.

“Debt Service Coverage Ratio” means for any period, the ratio of EBITDA to interest expense and scheduled principal payments payable during such period in respect of the Senior Loan Agreement, any Additional Senior Indebtedness, and the Bonds existing at the time the calculation is made.

“Debt Service Reserve Fund” means the trust fund by that name created pursuant to Section 5.01(b) hereof.

“Debt Service Reserve Fund Requirement” means the lesser of (i) $2,200,000; (ii) the maximum annual debt service on the Bonds for any year or (iii) 125% of average annual debt service on the Bonds.

“Determination of Taxability” shall have the meaning set forth in Section 9.02 of the Agreement. The Trustee shall give notice of a Determination of Taxability as provided in Section 9.05 hereof.

“DTC” means The Depository Trust Company and its successors and assigns.

“DTC Participants” means those brokers, securities dealers, banks, trust companies, clearing corporations and certain other organizations from time to time for which DTC holds Bonds as securities depository.

“DTC Representation Letter” has the meaning assigned thereto in Section 2.l0(c) hereof.

“EBITDA” means for any period, an amount determined in accordance with generally accepted accounting principles, equal to (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income for such period, the sum of (1) interest expense, (2) payments to the members of the Company in respect of estimated tax amounts (payments of estimated tax amounts shall be deemed to have been made in the tax fiscal quarter to which the applicable payment related), (3) depreciation and amortization and (4) all other non-cash charges, in each case for such period.

“Event of Default” means any occurrence or event specified in Section 8.01 hereof.

“Executive Officer” means the Mayor of the Issuer.

“Exempt Facilities” means facilities which qualify as “solid waste disposal facilities” as defined in Section 142(a)(6) of the Code and which qualify as “pollution control facilities” under the Act.

“Favorable Opinion of Bond Counsel” means an opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that the proposed action is not prohibited by the Act or this Indenture or the Agreement, as applicable, and will not adversely affect the Tax-Exempt status of the Bonds. Bond Counsel, with the consent of the Company, may take such actions as it deems necessary in order to enable it to deliver a Favorable Opinion of Bond Counsel, including, but not limited to, the filing of a Form 8038 with the Internal Revenue Service. See Section 9.03.

“Government Obligations” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America, which are not subject to redemption or prepayment prior to stated maturity.

“Indenture” means this Indenture of Trust between the Issuer and the Trustee relating to issuance of the Bonds, as amended or supplemented from time to time as permitted herein.

“Independent Engineer” means R.W. Beck, Inc., Malcolm Pirnie, Inc., Stone & Webster, Inc., or such other recognized firm acceptable to the Company and the Trustee, and its successors and assigns.

“Independent Engineer’s Certificate” means a certificate of a representative of the Independent Engineer.

“Information Services” means Financial Information, Inc.’s “Daily Called Bond Service,” 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services’ “Called Bond Service,” 55 Water Street, 45th Floor, New York, New York 10041; Moody’s “Municipal and Government,” 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Reports; the Municipal Securities Rulemaking Board, CDI Pilot, 1640 King Street, Suite 300, Alexandria, Virginia 22314 and XCITE, Inc. “Called Bond Dept.,” 5 Hanover Square, New York, New York 10004; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Company may designate in a certificate delivered to the Trustee.

“Interest Account” means the trust account by that name established within the Bond Fund pursuant to Section 5.01(a) hereof.

“Interest Payment Date” means each of the dates specified in Section 2.02 hereof on which interest is due and payable with respect to the Bonds.

“Investment Securities” means any of the following obligations or securities, to the extent permitted by law and subject to the provisions of Article VI hereof:

(a)

Direct obligations of the United States of America and Canada and obligations fully guaranteed by any agency thereof;

(b)

Direct obligations of, and obligations fully guaranteed by, any of the 50 states of the United States of America or the ten provinces of Canada rated a minimum of A1 or AA by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) below or by municipal bond insurance);

(c)

Indebtedness of any county or other local government body within the United States of America rated at least A1 or AA by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) below or by municipal bond insurance);

(d)

Indebtedness of any corporation rated A1 or AA by S&P or any equivalent rating by any equivalent rating service;

(e)

Certificates of deposit, banker’s acceptances, trust deposits, demand deposits, including interest bearing money market accounts, or time deposits of any commercial bank, branch or Edge Act (12 USC 611 et seq.) branch which is a member of the Federal Reserve System, including the Trustee or any of its affiliates, has a net worth of at least $100 million and whose short term bank deposits have an A prefix by Moody’s or S&P or any equivalent rating by any equivalent rating service;

(f)

Repurchase agreements or reverse repurchase agreements with financial institutions whose commercial paper is Al or whose debt rating is AA, or any bank who meets the requirements as stated in clause (e) above, provided that in all cases the market value of the collateral used for such transactions must be adequate to insure safety; liquidity and preservation of capital: AAA-102%, AA-110%;

(g)

Securities and Exchange Commission Rule 2a-7 money market funds with a net asset value of one dollar and a parent company rating of A1 or better by S&P or any equivalent rating by any equivalent rating service, including, without limitation, any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (b) the Trustee charges and collects fees for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds, and (c) services performed for such funds and pursuant to this Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates; and

(h)

any other obligations or securities approved by the Senior Lender.

“Issue Date” means the date of the initial authentication and delivery of the Bonds.

“Issuer” means City of Bluffton, Indiana and its successors, and any municipal corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

“Loan” means the loan by the Issuer to the Company of the proceeds received from the sale of the Bonds.

“Loan Documents” means the Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, that certain Environmental Indemnity Agreement dated as of March 1, 2007 between the Company and the Trustee, that certain Assignment of Design-Build Contract (Fagen, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee, that certain Assignment of Design-Build Contract (Jackson-Briner Joint Venture, LLC) dated as of March 1, 2007 by and between the Company and the Trustee, that certain the Assignment of License Agreement (ICM, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee, that certain Collateral Assignment of Corn Supply Agreement (Cargill, Incorporated) dated as of March 1, 2007 by and between the Company and the Trustee, that certain Assignment of Ethanol Marketing Agreement (Aventine Renewable Energy, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee, that certain Assignment of Distiller’s Grain Marketing Agreement (Commodity Specialist Company) dated as of March 1, 2007 by and between the Company and the Trustee, and any future assignments of an electric service agreement and a natural gas agreement by and between the Company and the Trustee.

“Loan Payments” means the payments required to be made by the Company pursuant to Section 5.01(a) of the Agreement.

“Mail” means by first-class mail postage prepaid.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Company by notice to the Issuer and the Trustee.

“Net Income” means for any period, the net income (or loss) of the Company for such period determined in accordance with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest in the unremitted earnings of any Person that is not a subsidiary of the Company, and (d) any income (or loss) of any Person accrued prior to the date it becomes a subsidiary of, or is merged into or consolidated with, the Company on the date that such Person’s assets are acquired by the Company.

“Net Proceeds” means the gross proceeds of an insurance claim or a condemnation award after payment of all expenses (including attorneys’ fees and any extraordinary fees or expenses of the Trustee) incurred in its collection.

“Net Worth” of any Person means, as of any given date, the aggregate of capital, surplus and retained earnings (including any cumulative translation adjustment) of such Person as would be shown on a consolidated balance sheet of such Person prepared as of such date in accordance with generally accepted accounting principles which may be in part established with respect to asset value by an appraisal firm established in accordance with generally accepted accounting principles.

“Notice of Completion” means the written notice provided by and signed on behalf of the Company by an Authorized Company Representative substantially in the form attached to the Agreement as Exhibit B.

“Outstanding” or “Bonds Outstanding” or “Outstanding Bonds” means, as of any given date, all Bonds which have been authenticated and delivered by the Registrar under this Indenture, except:

(a)

Bonds canceled or purchased by or delivered to the Trustee for cancellation;

(b)

Bonds that have become due (at maturity or upon redemption, acceleration or otherwise) and for the payment, including premium if any, and interest accrued to the due date, of which sufficient moneys are held by the Trustee;

(c)

Bonds deemed paid in accordance with Article VII hereof;

(d)

Bonds in lieu of which others have been authenticated under Section 2.05 (relating to transfer and exchange of Bonds) or Section 2.07 (relating to mutilated, lost, stolen or destroyed Bonds) or Bonds paid pursuant to the Indenture; and

(e)

for purposes of any direction, consent or waiver under this Indenture, Bonds owned as described in Section 12.05.

“Person” means one or more individuals, estates, joint ventures, joint-stock companies, partnerships, associations, corporations, limited liability companies, trusts or unincorporated organizations, and one or more governments or agencies or political subdivisions thereof.

“Plant” means the 100,000,000 gallon-per-year dry mill ethanol plant to be located at 1441 S. Adams Street, Bluffton, Indiana and owned by the Company.

“Principal Account” means the trust account by that name established within the Bond Fund pursuant to Section 5.01(a) hereof.

“Principal Payment Date” means the maturity date of the Bonds and each of the dates on which a Sinking Fund Installment is due and payable with respect to the Bonds.

“Principal Office of the Company” means the office of the Company, as follows: 969 North Main Street, Bluffton, Indiana 46714.

“Principal Office of the Registrar” means the office or offices designated as such by the Registrar in writing to the Trustee, the Company and the Issuer.

“Principal Office of the Trustee” means the office designated as such by the Trustee in writing to the Registrar, the Issuer and the Company.

“Project” means the facilities financed from the proceeds of the Bonds and described in Exhibit A to the Agreement, as Exhibit A may be modified in accordance with Section 3.02 of the Agreement.

“Project Certificate” means the certificate or certificates, delivered by the Company on the Closing Date, with respect to certain facts which are within the knowledge of the Company to enable Bond Counsel to determine whether interest on the Bonds is includible in the gross income of the Owners thereof under applicable provisions of the Code.

“Project Costs” has the meaning ascribed thereto in Section 5.02(a) hereof.

“Rebate Fund” means the trust fund by that name created pursuant to Section 5.01 (c) hereof.

“Record Date” means the fifteenth day of the month immediately preceding each Interest Payment Date.

“Redemption Account” means the trust account of that name created pursuant to Section 5.01(a) hereof.

“Registered Owner” or “Bondholder” or “Owner” or “Holder” when used in reference to the Bonds means the person or persons in whose name or names a Bond shall be registered in the books of Issuer maintained by the Registrar in accordance with the terms of this Indenture; provided, however, that when used in the context of the Tax-Exempt status of the Bonds, such terms shall include a Beneficial Owner.

“Registrar” means U.S. Bank National Association, Indianapolis, Indiana, or any successor Registrar appointed in accordance with Section 9.20.

“Reserve Fund Credit Instrument” means an insurance policy, surety bond or irrevocable letter of credit which may be delivered to the Trustee in lieu of or in partial substitution for cash or securities required to be on deposit in the Debt Service Reserve Fund. In the case of an insurance policy or surety bond, the company providing the same shall be an insurer which, at the time of issuance of the policy, has been assigned the highest rating accorded insurers by Moody’s and S&P, and the policy or bond shall be subject to the irrevocable right of the Trustee to draw thereon in a timely fashion upon satisfaction of any conditions set forth in this Indenture. In the case of a letter of credit, the letter of credit shall be irrevocable and shall be payable to the Trustee and shall be issued by a banking institution having a credit rating on its long-term unsecured debt within one of the two highest rating categories from Moody’s and S&P.

“Revenues” means (a) the Loan Payments, (b) all other moneys pledged hereunder and paid or payable to the Trustee for the account of the Issuer in accordance with the Agreement, and (c) all receipts credited under the provisions of this Indenture against such payments; provided, however, that “Revenues” shall not include moneys held by the Trustee in the Rebate Fund, or any moneys held by the Issuer raised by taxation or otherwise.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S &P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Issuer and the Trustee.

“Securities Depositories” means The Depository Trust Company, Call Notification Department, 711 Stewart Avenue, Garden City, New York 11530, Telephone: (516) 227-4070, Fax: (516) 227-4190, or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories, or no such depositories, as the Company may designate in a certificate delivered to the Trustee.

“Senior Lender” means AgStar Financial Services, PCA, and its successors and assigns.

“Senior Loan” means the loan in the initial principal amount of $90,000,000 from the Senior Lender to the Company.

“Senior Loan Agreement” means the Master Loan Agreement dated as of February 27, 2007 between the Senior Lender and the Company, as supplemented and amended in accordance with its terms.

“Senior Mortgage” means the Construction/Permanent Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated February 27, 2007 made by the Company in favor of the Senior Lender, as amended and supplemented from time to time.

“Sinking Fund Installment” means the amount designated pursuant to Section 3.03(a) for mandatory redemption on the date specified therein. This amount may be reduced pursuant to Section 5.03(b) hereof.

“State” means the State of Indiana.

“Subordinate Mortgage” means the Subordinate Construction/Permanent Mortgage, Subordinate Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of March 1, 2007 made by the Company in favor of the Trustee, as amended and supplemented from time to time.

“Subordinate Security Agreement” means the Subordinate Security Agreement dated as of March 1, 2007 from the Company to the Trustee, as amended and supplemented from time to time.

“Subordination Agreement” means the Intercreditor Agreement dated as of February 27, 2007 between the Trustee and the Senior Lender.

“Supplemental Indenture” means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee pursuant to the provisions of Section 11.01 or Section 11.02 hereof.

“Tax Agreement” means the Tax Exemption Certificate and Agreement relating to the Bonds, dated the Closing Date, among the Company and the Issuer, as amended and supplemented from time to time as permitted therein.

“Tax-Exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is not includible in gross income of the owners of such obligations for federal income tax purposes, except for interest on any such obligations for any period during which such obligations are owned by a person who is a “substantial user” of any facilities financed with such obligations or a “related person” within the meaning of Section 147(a) of the Code, whether or not such interest is includible as an item of tax preference or otherwise includible directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax under the Code.

“Treasury Regulations” means the United States Treasury Regulations dealing with the tax-exempt bond provisions of the Code.

“Trust Estate” means (i) all right, title and interest of the Issuer in and to the Agreement (except for Unassigned Rights), including, without limitation, all right, title and interest of the Issuer in the Revenues, all moneys and other obligations which are, from time to time, deposited or required to be deposited with or held or required to be held by or on behalf of the Trustee in trust in the Bond Fund and the Debt Service Reserve Fund under any of the provisions of this Indenture (except moneys or obligations deposited with or paid to the Trustee for payment or redemption of Bonds that are deemed no longer Outstanding hereunder); (ii) all right, title and interest in and to the Subordinate Mortgage (including the real estate described therein) and the other Loan Documents; (iii) all proceeds of any casualty insurance or condemnation awards payable with respect to the Plant; and (iv) all other property of any kind conveyed, transferred, mortgaged, pledged, assigned or hypothecated at any time as and for additional security under this Indenture in favor of the Trustee, which is authorized to receive all such property at any time and to hold it and apply it subject to the terms of this Indenture; provided, however, that the “Trust Estate” shall not include moneys held by the Trustee in the Rebate Fund or any moneys held by the Issuer raised by taxation or otherwise.

‘Trustee” means U.S. Bank National Association, as trustee and paying agent under this Indenture, and any successor Trustee appointed hereunder.

“Unassigned Rights” means the rights of the Issuer under Section 5.03 (relating to fees and expenses), Section 6.06 (relating to no recourse to Issuer), Section 6.07 (relating to indemnification), Section 6.08 (relating to exemption from personal liability) and Section 8.05 (relating to expenses of collection) of the Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Agreement.

Section 1.02.

Rules of Construction. Unless the context otherwise requires:

(a)

an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(b)

references to Articles and Sections are to the Articles and Sections of this Indenture or the Agreement, as the case may be;

(c)

words importing the singular number shall include the plural number and vice versa and words importing the masculine shall include the feminine and vice versa; and

(d)

the headings and Table of Contents herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meanings, construction or effect.

ARTICLE II

THE BONDS

Section 2.01.

Authorization of Bonds. There is hereby authorized and created under this Indenture an issue of bonds designated as “City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project)”. The total aggregate principal amount of Bonds that may be issued and Outstanding under this Indenture is expressly limited to $22,000,000, exclusive of Bonds executed and authenticated as provided in Section 2.07 hereof; provided, however, that no Bonds shall be delivered hereunder until the Registrar receives a request and authorization of the Issuer signed by the Executive Officer to authenticate and deliver the principal amount of the Bonds therein specified to the purchaser or purchasers therein identified upon payment to the Trustee, for the account of the Issuer, of the sum specified in such request and authorization.

Section 2.02.

Date, Denomination, Interest Rate, and Maturity. (a) The Bonds shall be dated as of the Dated Date. The Bonds shall be issued as registered bonds without coupons. The Bonds shall be issued only in Authorized Denominations. The Bonds shall be numbered consecutively from R-1 upwards.

The Bonds shall mature on September 1, 2019 and bear interest at the rate of 7.50% per annum, payable on March 1 and September 1 of each year, commencing September 1, 2007. The Bonds shall bear interest from the Dated Date or from and including the most recent Interest Payment Date with respect to which interest has been paid or duly provided for. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b) Each Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication thereof unless it is registered and authenticated on or prior to the first Interest Payment Date, in which event it shall bear interest from the Dated Date; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered Owner thereof on the Record Date (except that, if and to the extent that there shall be a default in the payment of the interest due on an Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten days prior thereto), such interest to be paid by the Trustee to such registered Owner, as follows:

(1)

in respect of any Bond which is registered in the book-entry system pursuant to Section 2.10 hereof, in immediately available funds by no later than 2:30 p.m., New York City time, and

(2)

in respect of any Bond which is not registered in the book-entry system pursuant to Section 2.10 hereof, (i) by bank check mailed by first-class mail on the Interest Payment Date, to such Owner’s address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such Owner, or (ii) by wire transfer on the Interest Payment Date to any owner of at least $1,000,000 in aggregate principal amount of Bonds (or such lesser amount if such Bonds constitute all of the Bonds then outstanding).

Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Trustee.

Section 2.03.

Form of Bonds. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.

Section 2.04.

Execution of Bonds. The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of its Mayor and attested by the manual or facsimile signature of the Clerk-Treasurer. The Bonds shall then be delivered to the Registrar for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

Only such of the Bonds as shall bear thereon a certificate of authentication in the form set forth in Exhibit A hereto, manually executed by an authorized signatory of the Registrar, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture. Upon authentication of any Bond, the Registrar shall set forth on such Bond the date of such authentication.

Section 2.05.

Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred at the Principal Office of the Registrar, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.06 hereof, by the Person in whose name it is registered, in person or by its attorney duly authorized in writing, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. The Registrar shall require the payment by the Owner of the Bond requesting such transfer of any tax or other governmental charge required to be paid and there shall be no other charge to any Owners for any such transfer. Whenever any Bond shall be surrendered for registration of transfer, the Issuer shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same tenor and of Authorized Denominations. No registration of transfer of Bonds shall be required to be made for a period of 15 days next preceding the date on which the Trustee sends by Mail any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

In the event any Owner fails to provide a correct taxpayer identification number to the Trustee, the Trustee may make a charge against the Owner sufficient to pay any government charge required to be paid as a result of such failure. In compliance with Section 3406 of the Code, this amount may be deducted by the Trustee from amounts payable to the Owner under this Indenture or the Bonds.

Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations. The Registrar shall require the payment by the Owner of the Bond requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owners for any such exchange. No exchange of Bonds shall be required to be made for a period of 15 days next preceding the date on which the Trustee Mails notice of redemption, nor shall any exchange of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name the Bond is registered as the owner thereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Bond be overdue, and neither the Issuer, the Registrar, the Trustee, nor any such agent shall be affected by notice to the contrary.

Section 2.06.

Bond Register. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the Issuer, the Trustee and the Company; and, upon presentation for such purpose, the Registrar shall under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, Bonds as hereinbefore provided.

Section 2.07.

Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Issuer, upon the request and at the expense of the Owner of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bond so mutilated. Every mutilated Bond so surrendered to the Registrar shall be canceled by it and delivered to the Company. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Company and the Registrar, and if such evidence shall be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the Owner, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Registrar. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

To the extent permitted by law, the provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Bonds.

Section 2.08.

Bonds; Limited Obligations. The Bonds, together with premium, if any, and interest thereon, shall be limited and not general obligations of the Issuer not constituting or giving rise to a pecuniary liability of the Issuer nor any charge against its general credit or taxing powers nor an indebtedness of or a loan of credit thereof within the meaning of any provision or limitation of the State Constitution or laws, shall be payable solely from the Revenues and other moneys pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the Bond Fund, the Revenues and other moneys held by the Trustee as part of the Trust Estate, subordinate to the rights of the Senior Lender under the Senior Loan. The Issuer shall not be obligated to pay the purchase price of Bonds from any source.

THE BONDS AND THE OBLIGATION TO PAY INTEREST THEREON AND PREMIUM WITH RESPECT THERETO ARE SPECIAL, LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF THE REVENUES AND INCOME DERIVED FROM THE AGREEMENT AND AS OTHERWISE PROVIDED IN THIS INDENTURE, AND SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR AN OBLIGATION OF THE ISSUER, THE STATE OF INDIANA, OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE PURVIEW OF ANY CONSTITUTIONAL LIMITATION OR STATUTORY PROVISION. THE BONDS DO NOT NOW OR SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER. THE BONDS ARE NOT IN ANY RESPECT A GENERAL OBLIGATION OF THE ISSUER, NOR ARE THEY PAYABLE IN ANY MANNER FROM REVENUES RAISED BY TAXATION.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture, the Bonds, the Agreement or any other related documents, against any past, present or future officer, elected official agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.

Section 2.09.

Disposal of Bonds. Upon payment of the principal of, premium, if any, and interest represented thereby or transfer or exchange pursuant to Section 2.05 hereof or replacement pursuant to Section 2.07 hereof, any Bond shall be canceled and such Bond shall be disposed of by the Registrar in accordance with its customary procedures and the Registrar shall provide evidence satisfactory to the Company of such cancellation and disposition.

Section 2.10.

Book-Entry System. (a) Unless otherwise determined by the Issuer, the Bonds shall be issued in the form of a single certificated fully-registered Bond, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the “Nominee”). The actual owners of the Bonds (the “Beneficial Owners”) will not receive physical delivery of Bond certificates except as provided herein. Except as provided in paragraph (d) below, all of the outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section shall apply thereto.

(b)

With respect to Bonds registered on the registration books kept by the Registrar in the name of the Nominee, the Issuer, the Company, the Registrar and the Trustee shall have no responsibility or obligation to any DTC Participant or the Beneficial Owners. Without limiting the immediately preceding sentence, the Issuer, the Company, the Registrar and the Trustee shall have no responsibility or obligation to DTC, any DTC Participant or any Beneficial Owner with respect to (l) the accuracy of the records of DTC, the Nominee or any DTC Participant with respect to any ownership interest in the Bonds, (2) the delivery by DTC or any DTC Participant of any notice with respect to the Bonds, including any notice of redemption, or (3) the payment to any DTC Participant or Beneficial Owner of any amount with respect to principal or purchase price of, or premium, if any, or interest on, the Bonds. The Issuer, the Company, the Registrar and the Trustee may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the absolute owner of such Bond for the purpose of payment of principal, purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of and premium if any, and interest on, the Bonds only to or upon the order of the respective Owners, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, and premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid. No person other than an Owner, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Indenture.

(c)

The Issuer has executed and delivered to DTC a letter of representations in customary form with respect to the Bonds in book-entry form (the “DTC Representation Letter”).

(d)

DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law. The Issuer, with the consent of the Company, may terminate the services of DTC with respect to the Bonds. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed to undertake the functions of DTC hereunder, the Issuer, at the expense of the Company, is obligated to deliver Bond certificates to the Beneficial Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture. The Trustee, the Registrar and the Issuer may conclusively rely on information provided by DTC and DTC Participants as to the identity of the Owners and the amount owed.

(e)

Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of the Nominee, all payments with respect to principal of, or premium, if any, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the DTC Representation Letter. Owners shall have no lien or security interest in any rebate or refund paid by DTC to the Trustee which arises from the payment by the Trustee of principal of, or premium, if any, or interest on, the Bonds in immediately available funds to DTC.

Section 2.11.

CUSIP Numbers. The Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Owners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer or the Company will promptly notify the Trustee and the Registrar of any change in any CUSIP number(s).

None of the Issuer, the Registrar nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that none of the Issuer, the Registrar nor the Trustee shall be liable for any inaccuracy in such matters.

ARTICLE III

REDEMPTION OF BONDS

Section 3.01.

Redemption of Bonds Generally. (a) The Bonds are subject to redemption if and to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article IX of the Agreement. Except as specifically provided in Section 3.03 hereof, the Trustee shall not give notice of any redemption under Section 3.05 hereof unless the Company has so directed in accordance with Section 9.01 of the Agreement; provided that the Trustee may require prepayment of Loan Payments under Section 5.01 of the Agreement in the case of mandatory redemption.

(b)

If the Bonds are to be redeemed in part, they shall only be redeemed in Authorized Denominations and in such manner that the unredeemed portion shall also be in Authorized Denominations.

Section 3.02.

Redemption upon Optional Prepayment. (a) Extraordinary Optional Redemption. The Bonds shall be redeemed in whole or in part, and if in part by such method as the Trustee may deem fair and appropriate, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Agreement in whole or in part pursuant to Section 9.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part out of moneys available pursuant to this Indenture and, if necessary, other Company funds:

(i)

the Company shall have determined or concurred in a determination that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

(ii)

all or substantially all of the Plant shall have been condemned or taken by eminent domain;

(iii)

the operation of the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or

(iv)

unreasonable burdens or excessive liabilities shall have been imposed upon the Company in respect of all or a part of the Project or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Company from deducting interest in respect of the Agreement for federal income tax purposes.

(b)

Optional Redemption. The Bonds shall be subject to redemption in whole, or in part by lot, prior to their maturity, following receipt by the Issuer and the Trustee of a written notice from the Company pursuant to Section 9.01 of the Agreement and upon prepayment of the Loan Payments at the option of the Company, on any date during the redemption periods specified below, in each case in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

REDEMPTION DATES (DATES INCLUSIVE)	REDEMPTION PRICE
March 1, 2012 through February 28, 2013	105%
March 1, 2013 through February 28, 2014	104%
March 1, 2014 through February 28, 2015	103%
March 1, 2015 through February 29, 2016	102%
March 1, 2016 through February 28, 2017	101%
March 1, 2017 and thereafter	100%

Section 3.03.

Redemption upon Mandatory Prepayment. (a) Mandatory Sinking Fund Redemption. The Bonds shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot (or such other random means selected by the Trustee), at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption on each March 1 and September 1 as set forth below:

SINKING FUND INSTALLMENT PAYMENT DATE	SINKING FUND INSTALLMENT
March 1, 2010	$ 680,000
September 1, 2010	705,000
March 1, 2011	735,000
September 1, 2011	760,000
March 1, 2012	790,000
September 1, 2012	820,000
March 1, 2013	850,000
September 1, 2013	880,000
March 1, 2014	915,000
September 1, 2014	950,000
March 1, 2015	985,000
September 1, 2015	1,020,000
March 1, 2016	1,060,000
September 1, 2016	1,100,000
March 1, 2017	1,140,000
September 1, 2017	1,180,000
March 1, 2018	1,225,000
September 1, 2018	1,275,000
March 1, 2019	1,320,000
September 1, 2019 (Final Maturity)	3,610,000

(b)

Mandatory Redemption upon Determination of Taxability. The Bonds shall be subject to mandatory redemption in whole on any date from amounts which are to be prepaid by the Company under Section 9.02 of the Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued, if any, to the redemption date within 180 days following a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by such method as the Trustee may deem fair and appropriate (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

(c)

Special Mandatory Redemption. Following an occurrence in which the Plant is taken by eminent domain, or is damaged or destroyed, the Bonds shall be subject to mandatory redemption, in whole or in part by lot (or such other random means selected by the Trustee), on the earliest practicable date thereafter (which date shall be not less than 45 days from the date the Trustee transfers any moneys in the Condemnation and Awards Fund to the Redemption Account pursuant to Section 5.02(d) hereof), at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption, from Net Proceeds of title insurance claims, casualty insurance and eminent domain awards in the Condemnation and Awards Fund; provided that, the Net Proceeds exceed $100,000; provided, further, that, the Net Proceeds are, in fact, available for said redemption of the Bonds in accordance with Section 5.02(d) hereof (i) after (A) completing the repair, replacement, rebuilding or restoration of the Plant and paying the costs thereof, a portion of the original Net Proceeds remain in the Condemnation and Awards Fund, or (B) it is determined by an Independent Engineer that the Net Proceeds, along with Company funds, would be insufficient to repair, replace, rebuild or restore the Plant and, consequently, such repair, replacement, rebuilding or restoration is not undertaken, and (ii) after making any transfer of said moneys to the Rebate Fund pursuant to Section 4.2 of the Tax Agreement and Section 6.04 hereof.

Section 3.04.

Selection of Bonds for Redemption. Except as described in Section 3.03 for partial redemptions upon a Determination of Taxability, if less than all of the Bonds are called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by such method as the Trustee may deem fair and appropriate. For the purpose of any such selection the Trustee shall (to the extent practicable) assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the Issuer and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption.

Section 3.05.

Notice of Redemption. (a) The Trustee, for and on behalf of the Issuer, shall give notice of the redemption of any Bond by Mail, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, to the Owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed and to the Securities Depositories and one or more of the Information Services. Notice of redemption shall also be given to DTC in accordance with the DTC Representation Letter. Notice of redemption to the Securities Depositories shall be given by registered mail and notices to the Information Services shall be given by facsimile transmission. Each notice of redemption shall state the date of such notice, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Trustee), the principal amount, the CUSIP number (if any) of the maturity and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Trustee specified in the redemption notice. Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this Section 3.05 to anyone or more of the Information Services or Securities Depositories or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption. Failure to give any required notice of redemption as to any particular Bond shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred.

(b)

With respect to any notice of optional redemption of Bonds in accordance with Section 3.02(b) hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VII hereof, such notice may state that such redemption is conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed. In the event such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

Section 3.06.

Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the Owner in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of Cede & Co., DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in the principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange. The Issuer, the Company and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

Section 3.07.

No Partial Redemption after Default. Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default (other than an Event of Default described in Section 8.01(c) hereof) of which an authorized officer of the corporate trust department of the Trustee has actual knowledge, there shall be no redemption of less than all of the Bonds at the time Outstanding.

Section 3.08.

Payment of Redemption Price. For the redemption of any of the Bonds, the Trustee shall deposit in the Principal Account or the Redemption Account of the Bond Fund, as the case may be, solely out of the Revenues and any other moneys constituting the Trust Estate, an amount sufficient to pay the principal of, and premium, if any, and interest to become due on, the Bonds called for redemption on the date fixed for such redemption. Such deposit shall be reduced by the amount of moneys in the Principal Account or the Redemption Account of the Bond Fund, as the case may be, or any fund in Article VII hereof available for and used on such redemption date for payment of the principal of, and premium, if any, and accrued interest on, the Bonds to be redeemed.

Section 3.09.

Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee if such redemption was conditioned thereon, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the Owners of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, without interest accrued on any funds held to pay such redemption price accruing after the date of redemption.

All Bonds fully redeemed pursuant to the provisions of this Article III shall be canceled upon surrender thereof to the Trustee, which shall upon the written request of the Company, deliver to the Company a certificate evidencing such cancellation.

ARTICLE IV

GENERAL COVENANTS

Section 4.01.

Payment of Bonds. (a) The Issuer covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bonds, provided that the principal, premium if any, and interest are payable by the Issuer solely from the Revenues, and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the Issuer other than the Trust Estate.

(b)

Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds, or the performance of any pledge, mortgage, obligation or agreement created by or arising under this Indenture or the Bonds from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness or a lending of credit of the Issuer within the meaning of any constitutional or statutory provision whatsoever, or constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit.

(c)

For the payment of interest on the Bonds, the Trustee shall deposit in the Interest Account on or prior to each Interest Payment Date, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such Interest Payment Date. Such deposit shall be reduced by the amount of moneys in the Interest Account available on the Interest Payment Date for the payment of the interest on the Bonds.

(d)

For payment of the principal of the Bonds upon redemption, maturity or acceleration of maturity, the Trustee shall deposit in the Principal Account, on or prior to the redemption date, the Principal Payment Date or the maturity date (whether accelerated or not) of the Bonds, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the principal of the Bonds. Such deposit shall be reduced by the amount of moneys in the Principal Account available on the redemption date, the Principal Payment Date or the maturity date (whether accelerated or not) for the payment of the principal of the Bonds.

Section 4.02.

Performance of Covenants by Issuer; Authority; Due Execution. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the State to issue the Bonds and to execute this Indenture, to execute and deliver the Agreement, to assign the Agreement and amounts payable thereunder, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth. The Issuer further represents that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Issuer.

The Issuer shall fully cooperate with the Trustee and with the Owners of the Bonds to the end of fully protecting the rights and security of the Owners of any Bonds.

Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Owners of the Bonds may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be reasonably required to carry out the purposes of this Indenture.

Anything contained in this Indenture to the contrary notwithstanding, it is hereby understood and agreed that all of the representations and warranties or covenants of the Issuer contained in this Indenture are subject to the limitations set forth in Section 2.08 hereof and are not intended to and do not create a general obligation of the Issuer. The Bonds are issued pursuant to the Act and do not and shall never become general obligations of the Issuer, but are limited obligations payable solely and only from the Trust Estate, and as authorized by the Act and provided herein. No covenant or agreement contained in the Bonds, in this Indenture or in any other agreement referred in this Indenture shall be deemed to be the covenant or agreement of any trustee, officer, member, agent or employee of the Issuer in his or her individual capacity, and neither such persons nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 4.03.

Defense of Issuer’s Rights. The Issuer agrees that the Trustee may defend the Issuer’s rights to the payments and other amounts due under the Agreement, for the benefit of the Owners of the Bonds, against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, and premium, if any, and interest on, the Bonds. The Issuer covenants and agrees that, except as herein and in the Agreement provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

Section 4.04.

Recording and Filing; Further Instruments. (a) The Issuer and the Trustee shall cooperate with the Company in causing to be filed and recorded all documents, notices and financing statements related to this Indenture and to the Agreement which are necessary, as required by law, in order to perfect the lien of this Indenture in the Trust Estate.

(b)

The Issuer shall upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable (and consistent with the Bond Documents) and as may be required to effectuate the purposes of this Indenture or any provisions hereof, provided, however, that no such instruments or actions shall pledge the general credit or the full faith of the Issuer.

Section 4.05.

Rights under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, including provisions that, subsequent to the issuance of the Bonds and prior to the payment in full or provision for payment thereof in accordance with the provisions hereof, the Agreement (except as expressly provided therein) may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, as provided in Article XI hereof, and reference is hereby made to the Agreement for a detailed statement of such covenants and obligations of the Company, and the Issuer agrees that the Trustee in its name or (to the extent required by law) in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, whether or not the Issuer is in default hereunder. The Issuer shall cooperate with the Trustee in enforcing the obligations of the Company to pay or cause to be paid all amounts payable by the Company under the Agreement.

Section 4.06.

Arbitrage and Tax Covenants. Subject to the Company’s direction of the investment of moneys on deposit in certain funds pursuant to Section 6.01 hereof, the Issuer covenants that it will not take or fail to take any action and within the reasonable control of the Issuer that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. Subject to the appropriate direction by the Company of the investment of moneys on deposit in certain funds pursuant to Section 6.01 hereof, the Issuer further will not knowingly act or fail to act so as to cause the proceeds of the Bonds, any moneys derived, directly or indirectly, from the use or investment thereof and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) to be used in a manner which would cause the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code, or which would otherwise adversely affect the Tax-Exempt status of the Bonds. The Issuer shall be deemed to have complied with the requirements of this Section 4.06, so long as, the Issuer acts on the written direction of the Company, and the Issuer shall be required to take action only based upon the written direction of the Company.

Section 4.07.

No Disposition of Trust Estate. Except as permitted by this Indenture, the Issuer shall not sell lease, pledge, assign or otherwise encumber or dispose of its interest in the Trust Estate and will promptly pay (but only from the Revenues) or cause to be discharged, or make adequate provision to discharge, any lien or charge on any part thereof not permitted hereby.

Section 4.08.

Access to Books. All books and documents in the possession of the Issuer relating to the Revenues and the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.

Section 4.09.

Source of Payment of Bonds. The Bonds are not general obligations of the Issuer, nor are they payable in any manner from revenues raised by taxation, but are limited obligations payable solely from the Revenues. The Revenues have been pledged and assigned as security for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture, the Agreement, the Subordinate Mortgage, the Subordinate Security Agreement or the Subordination Agreement.

ARTICLE V

FUND AND ACCOUNTS; DEPOSIT AND APPLICATION

OF BOND PROCEEDS; REVENUES

Section 5.01.

Creation of Bond Fund and Accounts; Debt Service Reserve Fund; Rebate Fund; Condemnation and Awards Fund. (a) There is hereby created by the Issuer and ordered established a separate Bond Fund, to be held by the Trustee and to be designated “City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project) Bond Fund” and therein created (i) a Principal Account, (ii) an Interest Account, (iii) a Redemption Account and (iv) a Capitalized Interest Account.

(b)

For purposes of satisfying (i) any deficiency in the Interest Account or the Principal Account, and (ii) a deficiency in the Redemption Account solely in connection with the mandatory redemption in whole of the Bonds upon a Determination of Taxability, there is hereby created by the Issuer and ordered established a separate Debt Service Reserve Fund, to be held by the Trustee and to be designated “City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project) Debt Service Reserve Fund.”

The Bonds shall be secured by the Debt Service Reserve Fund. The Debt Service Reserve Fund Requirement may be satisfied by the use of a Reserve Fund Credit Instrument.

(c)

For purposes of complying with the requirements of Section 148 of the Code, the Rebate Fund is hereby established with the Trustee to make arbitrage payments as contemplated by the Tax Agreement. The Trustee shall deposit such amounts into the Rebate Fund and pay such amounts from the Rebate Fund as it shall be directed by an Authorized Company Representative, in accordance with the Tax Agreement and Section 6.04 hereof. To the extent the amount in the Rebate Fund exceeds the Rebate Amount (as defined in the Tax Agreement), the Trustee shall withdraw such excess in accordance with Section 6.04(c) herein and apply such excess as provided therein. The Trustee shall have no responsibility for calculating the amount of arbitrage rebate with respect to the Bonds.

(d)

There is hereby established with the Trustee a “City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project) Condemnation and Awards Fund.”

Section 5.02.

Application of Bond Proceeds and Equity Contribution. (a) The Issuer will cause the proceeds of the initial sale of the Bonds to be deposited with the Trustee as described below. The Company will cause an equity contribution in the amount of $515,300 (the “Equity Contribution”) to be deposited with the Trustee on the Closing Date and applied as described below. The Trustee will hold those proceeds and the Equity Contribution in trust for the benefit of the Company and the Bondholders and will apply the proceeds and the Equity Contribution in accordance with this Section.

The Trustee shall deposit into the Interest Account of the Bond Fund all accrued interest, if any, received from the proceeds of the sale of the Bonds, to be held by the Trustee and applied solely to the payment of interest when due on the Bonds.

The Trustee shall deposit into the Capitalized Interest Account, capitalized interest in the amount of $2,476,352.66. On the Business Day preceding each Interest Payment Date during the Capitalized Interest Period, the Trustee shall transfer from the Capitalized Interest Account to the Interest Account an amount sufficient to pay the interest on the Bonds coming due on the next succeeding Interest Payment Date. Upon receipt of the Notice of Completion, the Trustee shall transfer any balance remaining in the Capitalized Interest Account to the Construction Fund, unless the Trustee has received a Favorable Opinion of Bond Counsel with respect to the continued use of moneys in the Capitalized Interest Account to pay interest on the Bonds.

If, on the Business Day preceding any Interest Payment Date, the amount on deposit in the Capitalized Interest Account is not sufficient to pay the interest coming due on the Bonds on such Interest Payment Date, the Trustee shall first transfer from the Debt Service Reserve Fund, and second, if needed for any Interest Payment Date occurring prior to the Completion Date, transfer from the Construction Fund to the Interest Account, without further authorization, an amount which, after giving effect to any transfer from the Capitalized Interest Account, is sufficient to pay interest on the Bonds due on such Interest Payment Date.

The Trustee shall deposit into the Debt Service Reserve Fund the amount of $2,200,000 to satisfy the initial Debt Service Reserve Requirement for the Bonds.

The Trustee will deposit $515,300 of the Company’s Equity Contribution into the “Costs of Issuance Fund” which is hereby created with the Trustee, to pay a portion of the costs of issuing the Bonds, including, without limitation, all printing and recording expenses in connection with this Indenture, the Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement, the Bonds, the preliminary official statement and official statement for the Bonds; legal fees; compensation to the underwriter (payable solely from the Company’s Equity Contribution); and the initial fees of the Issuer and the Trustee. The costs described above are payable upon submission of a written request from an Authorized Company Representative stating that the amount indicated thereon is justly due and owing, has not been the subject of another written request which has been paid and is a proper cost of issuing the Bonds. The Trustee may conclusively rely on such requisitions. Any moneys remaining in the Costs of Issuance Fund on the earlier of the payment of all costs of issuance of the Bonds or June 1, 2007 shall be transferred to the Construction Fund and applied as described below.

The Trustee will deposit all remaining proceeds from the initial sale of the Bonds and any excess proceeds from the Costs of Issuance Fund into the “Construction Fund,” which is hereby created with the Trustee. Moneys in the Construction Fund will be disbursed to pay the Project Costs (as defined below), or to reimburse the Company for Project Costs paid by it. Other than for disbursements from the Construction Fund to be used for the payment of capitalized interest on the Bonds during the Capitalized Interest Period as to which no further authorization for the Trustee is required, the Trustee shall disburse moneys in the Construction Fund upon receipt of a requisition, substantially in the form as attached hereto as Exhibit B, signed by an Authorized Company Representative and approved by an Authorized Senior Lender Representative stating with respect to each disbursement to be made, the following:

(i)

the requisition number;

(ii)

the name and address of the person, firm or corporation to whom payment is due or has been made (which may include the Company) is set forth on Schedule I attached thereto;

(iii)

the amount to be or which has been paid is set forth on Schedule I attached thereto;

(iv)

that the costs of an aggregate amount set forth in such requisition have been made or incurred or financed and were necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor then in effect;

(v)

that the amount paid or to be paid, as set forth in such requisition, represents a part of the amount due and payable for Project Costs and that such payment was not paid in advance of the time, if any, fixed for payment and was made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

(vi)

that no part of the Project Costs was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of this Indenture;

(vii)

that (A) the withdrawal of moneys from the Construction Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement or Project Certificate and (B) the Favorable Opinion of Bond Counsel required to be delivered as a result of changes to the Project pursuant to Section 3.02 of the Agreement has been delivered to the Trustee and the Issuer;

(viii)

that the amount remaining in the Construction Fund, together with (A) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and (B) expected investment earnings to be deposited into the Construction Fund pursuant to this Indenture, will, after payment of the amount requested in said requisition, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, then in effect; and

(ix)

that the amounts paid or to be paid as set forth in the requisition are properly payable under the terms of this Indenture and that all conditions precedent to payment as prescribed in this Indenture have been satisfied.

The Company shall attach to each requisition a list of invoices or bills of sale covering all items for which payment is being requested in such requisition issued by the manufacturers, suppliers or other sellers of such items. The invoices or bills shall be available for review by the Trustee in the offices of the Company; provided that the Trustee shall have no duty or obligation to review such invoices and may conclusively rely on such requisitions.

To the extent that the Company leases from third parties or otherwise provides items for the Project from sources other than funds on deposit in the Construction Fund, the costs thereof shall not be included in the Project Costs referred to above.

The Trustee will maintain adequate records pertaining to the proceeds of the Bonds held by it and all disbursement from them made by the Trustee.

“Project Costs” means all costs properly chargeable to the acquisition, construction, installation or equipping of the Project or to its financing, including, without limitation, the following:

(i)

The cost of construction and acquisition of all lands, structures, real or personal property, rights, rights-of-way, franchises, easements and interests acquired or used for the Project.

(ii)

The cost of demolishing or removing any buildings or structures on land so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved.

(iii)

The cost of all machinery and equipment.

(iv)

Interest during construction of the Project that is not paid from the Capitalized Interest Account and the Debt Service Reserve Fund.

(v)

Reserves for extensions, enlargements, additions, replacements, renovations and improvements.

(vi)

The cost of architectural, engineering, financial and legal services, plans, specifications, studies, surveys, estimates, administrative expenses and other expenses necessary or incident to determining the feasibility of constructing the Project or incident to its construction, acquisition or financing.

(b)

Completion Date. The Company is required to deliver to the Issuer and the Trustee within 90 days after the completion of the Project a certificate as described below (the “Completion Certificate”) signed by an Authorized Company Representative stating the following:

(i)

All portions of the Project have been fully completed in accordance with the plans and specifications therefor, as then amended, and the Date of Completion.

(ii)

Such person has made such investigation of such sources of information as are deemed by such person to be necessary, including pertinent records of the Company, and is of the opinion that the Project has been fully paid for and no claim or claims exist against the Company or against the properties of the Company or, to the best of such person’s knowledge, against the Issuer or against the properties of the Issuer, out of which a lien based on furnishing labor or material for the Project exists or might ripen; provided, however, there may be excepted from the foregoing statement any claim or claims out of which a lien exists or might ripen in the event that the Company intends to contest such claim or claims, in which event such claim or claims shall be described; provided, further, however, that in such event such certificate shall state that funds are on deposit in the Construction Fund which, together with (i) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs, and (ii) expected investment earnings to be deposited into the Construction Fund pursuant to this Indenture, are sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims. In the event such certificate shall state that there is a claim or claims in controversy which create or might ripen into a lien, there shall be filed with the Issuer and the Trustee a certificate of the Authorized Company Representative stating that such claim or claims have been paid when the same has in fact occurred.

(iii)

The withdrawal of moneys from the Construction Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement.

(iv)

All Favorable Opinions of Bond Counsel required to be delivered as a result of changes made pursuant to Section 3.02 of the Agreement have been delivered to the Trustee and the Issuer.

(c)

Disposition of Fund Moneys after Project is in Service or upon Determination Not to Complete All Components of the Project. Any moneys (“Excess Funds”) (including investment proceeds) remaining in the Construction Fund on the earlier of the following dates (the “Remedial Action Date”) (i) the date on which the Company determines that all components of the Project will not be completed; or (ii) the date on which the Project is placed in service (i.e., the date the Project is operating at substantially the level for which it is designed) (the “Placed in Service Date”), shall be used in accordance with Treasury Regulation 1.144-2 for one or more of the following purposes:

(i)

at the written direction of the Authorized Company Representative, for the payment, in accordance with the provisions of this Indenture, of any Project Costs not theretofore paid;

(ii)

at the written direction of the Authorized Company Representative, for transfer, first to the Rebate Fund, any amounts required by the Tax Agreement and Section 6.04 hereof; second, to remedy any deficiency in the Debt Service Reserve Fund; and third, to the payment of costs of other facilities qualifying under the Act;

(iii)

at the written direction of the Authorized Company Representative, for transfer to the Interest Account to pay interest on the Bonds;

(iv)

at the written direction of the Authorized Company Representative, (A) to pay, on or before 90 days following the Remedial Action Date, all or part of the price of purchasing a portion of the Bonds in the open market or at private sale, at a purchase price not in excess of 100% of the principal amount of such Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

(B)

if the Bonds are callable within 90 days following the Remedial Action Date, to pay, on or before 90 days following the Remedial Action Date, for transfer to the Redemption Account, to pay all or part of the redemption price of a portion of the Bonds; or

(C)

if the Bonds are not callable within 90 days following the Remedial Action Date, for transfer into an escrow account established with the Trustee, upon filing by the Company required notice to the Internal Revenue Service, such transfer and notice to be on or before 90 days following the Remedial Action Date, to be used to pay, on the first date on which Bonds may be redeemed, but in any event within ten and one-half years from the date of issuance of the Bonds, all or part of the redemption price of a portion of the Bonds;

provided, that, except for the purpose described in subparagraph (i) above, no money, including earnings on the investment on such moneys, may be so used unless and until the Trustee has been furnished with Favorable Opinion of Bond Counsel; provided, further, that the earnings on the investment of the moneys on deposit in such escrow account described in subparagraph (iv)(C) above shall be transferred on each Interest Payment Date on the Bonds to the Interest Account and shall be used to pay interest on the Bonds coming due on such Interest Payment Date; and provided, further, that, until used for the foregoing purpose described in subparagraph (iv)(C) above, moneys on deposit in such escrow account may be invested in investments authorized by Section 6.01 hereof, but may not be invested to produce a yield on such moneys (computed from the Placed in Service Date and taking into account any investment of such moneys during the period from the Placed in Service Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with the Code and regulations promulgated thereunder. A verification report with respect to the calculation of such yield on the escrow account and the yield on the Bonds by a firm of nationally recognized certified public accountants will be provided to the Trustee.

(d)

Condemnation and Awards Fund. (i) Subject to the Senior Loan Agreement, to the extent the Trustee has the right to the Net Proceeds of title insurance claims, casualty insurance claims and eminent domain awards in accordance with and to the extent provided herein or the Subordinate Mortgage, the Trustee shall deposit into the Condemnation and Awards Fund, when and as received such Net Proceeds; provided, however, that if the Net Proceeds shall be less than $100,000, such Net Proceeds shall be paid over to the Company. If the Net Proceeds are $100,000 or more, such proceeds shall be deposited in the Condemnation and Awards Fund and applied in accordance with the Subordinate Mortgage and this Indenture. The amounts in the Condemnation and Awards Fund shall be subject to a security interest in favor of the Trustee until disbursed as provided herein and in the Subordinate Mortgage.

(ii)

Moneys on deposit in the Condemnation and Awards Fund shall be applied from time to time in accordance with the Subordinate Mortgage and this Indenture.

(A)

If the Trustee shall have received an Independent Engineer’s Certificate stating that the Net Proceeds are sufficient to repair, replace, rebuild or restore the Plant substantially to its prior condition, such Net Proceeds in the Condemnation and Awards Fund will be used at the written direction of the Company to repair, replace, rebuild or restore the Plant substantially to its prior condition. If the Net Proceeds exceed the cost of such repair, replacement, rebuilding or restoration, the Trustee shall transfer the balance of such moneys on deposit in the Condemnation and Awards Fund to the Redemption Account for the redemption of the Bonds, in whole or in part, in accordance with Section 3 .03( c) hereof, after making any transfer to the Rebate Fund pursuant to Section 4.2 of the Tax Agreement and Section 6.04 hereof, and after the completion of such repair, replacement, rebuilding or restoration.

(B)

If the Trustee shall have received an Independent Engineer’s Certificate stating that the Net Proceeds are not sufficient to repair, replace, rebuild or restore the Plant substantially to its prior condition, the Company shall determine the additional funds needed to complete such repair, replacement, rebuilding or restoration and upon receipt by the Trustee of (1) an Independent Engineer’s Certificate confirming that such determination is correct and (2) a deposit by the Company of such additional funds in the Condemnation and Awards Fund, the aggregate amount therein shall be used at the direction of the Company to repair, replace, rebuild or restore the Plant to its condition immediately prior to such loss or damage. If such aggregate amount shall exceed the cost of such repair, replacement, rebuilding or restoration, the Trustee shall transfer the balance of such moneys on deposit in the Condemnation and Awards Fund to the Redemption Account for the redemption of the Bonds, in whole or in part, in accordance with Section 3.03(c) hereof, after making any transfer to the Rebate Fund pursuant to Section 4.2 of the Tax Agreement and Section 6.04 hereof, and after the completion of such repair, replacement, rebuilding or restoration.

(C)

If the Trustee shall have received an Independent Engineer’s Certificate stating that the Net Proceeds along with additional funds of the Company are not sufficient to repair, replace, rebuild or restore the Plant substantially to its prior condition and upon receipt of written directions from the Company, the Trustee shall transfer the Net Proceeds deposited in the Condemnation and Awards Fund to the Redemption Account for the redemption of the Bonds, in whole or in part, in accordance with Section 3 .03( c) hereof, after making any transfer to the Rebate Fund pursuant to Section 4.2 of the Tax Agreement and Section 6.04 hereof.

(iii)

If an Event of Default shall exist at the time of the receipt by the Trustee of the Net Proceeds in the Condemnation and Awards Fund, unless the Event of Default would be cured upon the application of such Net Proceeds, the Trustee shall promptly request the written direction of the Owners of a majority in aggregate principal amount of the Bonds outstanding, and if such Event of Default shall not have been cured or waived, shall thereupon apply such Net Proceeds, after making any transfer to the Rebate Fund as directed pursuant to the Tax Agreement and Section 6.04 hereof, to the rebuilding, replacement, repair and restoration of the Plant, or for deposit in the Redemption Account as directed by such percentage of Bondholders (or if no such direction shall be received within 90 days after request therefor by the Trustee shall have been made, for deposit in the Redemption Account) provided, that no such directions shall allow for a distribution other than ratably among the Bondowners.

(iv)

The Trustee is hereby authorized to apply the amounts in the Condemnation and Awards Fund to the payment (or reimbursement to the extent the same have been paid by or on behalf of the Company or the Issuer) of the costs required for the rebuilding, replacement, repair and restoration of the Plant in accordance with the provisions of the Subordinate Mortgage and this Indenture and in substantially the same manner as provided for disbursements from the Construction Fund. The Trustee shall keep and maintain adequate records pertaining to the Condemnation and Awards Fund and all disbursements therefrom and shall furnish copies of same to the Issuer and the Company upon reasonable written request therefor.

(v)

The date of completion of the restoration of the Plant shall be evidenced to the Issuer and the Trustee by a Company’s Certificate stating (1) the date of such completion, (2) that all labor, services, machinery, equipment, materials and supplies used therefore and all costs and expenses in connection therewith have been paid for, (3) that the Plant has been restored to substantially its condition immediately prior to the loss event, or to a condition of at least equivalent value, operating efficiency and function, (4) that the Issuer has good and valid title to all property constituting part of the restored Plant, all property of the Plant is subject to the lien and security interest of the Subordinate Mortgage, (5) the Rebate Amount applicable with respect to the Net Proceeds and the earnings thereon (with a statement as to the determination of the Rebate Amount and a direction to the Trustee of any required transfer to the Rebate Fund), and (6) that the restored Plant is ready for occupancy, use and operation for its intended purposes. Notwithstanding the foregoing, such certificate shall state (x) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (y) that it is given only for the purposes of this Section, and (z) that no Person other than the Issuer or the Trustee may benefit therefrom. If the Net Proceeds received from the loss event shall be equal to or greater than $500,000, such certificate shall be accompanied by those same documents as are required to evidence the Completion Date of the Plant.

(vi)

All earnings on amounts on deposit in the Condemnation and Awards Fund shall be transferred by the Trustee and deposited in accordance with Section 5.03 hereof.

(vii)

Any surplus remaining in the Condemnation and Awards Fund after the completion of the rebuilding, replacement, repair and restoration of the Plant shall, after making any transfer to the Rebate Fund as directed pursuant to the Tax Agreement and Section 6.04 hereof, and after depositing in the Debt Service Reserve Fund an amount equal to any deficiency therein, be transferred by the Trustee to the Redemption Account.

(e)

Investment of Construction Fund Moneys. Moneys on deposit in the Construction Fund may be invested only in accordance with the provisions of Sections 6.03 and 6.05 of the Agreement and Article VI hereof, and income resulting therefrom shall be credited first to the Rebate Fund if required in the Tax Agreement and Section 6.04 hereof, and next to the Construction Fund.

(f) Redemption; Event of Default. If the Company is required to, or shall elect to redeem the Bonds in whole, any balance in the Construction Fund shall be deposited in the Redemption Account. If an Event of Default occurs and the maturity of the Bonds is accelerated, the Trustee will to the extent necessary transfer moneys in the Construction Fund to the Bond Fund, regardless of the other provisions of this Section.

Section 5.03.

Deposits into the Funds; Use of Moneys in the Funds. (a) The Trustee shall promptly deposit the following amounts as shown:

(i)

Upon the first Business Day of each month, moneys received from or on behalf of the Company pursuant to the Agreement shall be deposited in the following order of priority:

(1)

First, the Trustee shall transfer moneys to the Rebate Fund if required by the Tax Agreement and Section 6.04 hereof;

(2)

Second, the Trustee shall pay any Administration Expenses within 30 days after receipt of a bill therefor;

(3)

Third, commencing on the earlier of the Completion Date or September 1, 2008, the Trustee shall deposit into the Interest Account of the Bond Fund amounts sufficient to pay one-sixth of the interest due on the Bonds on the next succeeding Interest Payment Date; provided, however, that prior to making any deposit into the Bond Account, the Trustee shall take into account and, accordingly, not include in any required Loan Payment payable as of such date, the following amounts: (A) any amounts representing capitalized interest through the Capitalized Interest Period transferred from the Capitalized Interest Account, the Debt Service Reserve Fund or the Construction Fund, (B) any amounts representing investment earnings from other funds and accounts transferred pursuant to Section 5.03(a)(v)(3) hereof, and (C) any amounts representing investment earnings from the Debt Service Reserve Fund transferred pursuant to Section 5.03(a)(vii) hereof;

(4)

Fourth, commencing on September 1, 2009, the Trustee shall deposit into the Principal Account of the Bond Fund amounts sufficient to pay one-sixth of the principal amount of the Bonds coming due on the next succeeding Principal Payment Date; and

(5)

Fifth, the Trustee shall deposit into the Debt Service Reserve Fund amounts necessary to cause the amount on deposit therein to equal the Debt Service Reserve Requirement and any deficiency in said Fund shall be replenished in accordance with Section 5.03(c)(ii) herein.

(ii)

Amounts transferred from the Capitalized Interest Account, the Construction Fund or the Debt Service Reserve Fund to pay interest on the Bonds shall be credited to the Interest Account.

(iii)

Excess or remaining amounts in the Construction Fund shall be credited as described in Section 5.02(c) hereof.

(iv)

Amounts in the Condemnation and Awards Fund shall be transferred as described in Section 5.02(d) hereof.

(v)

Investment income on all accounts and funds held by the Trustee, other than the Capitalized Interest Account and the Debt Service Reserve Fund, shall be credited as follows:

(1)

First, to the Rebate Fund as and if required by Section 4.2 of the Tax Agreement and Section 6.04 hereof;

(2)

Second, to the Construction Fund until the Completion Date; and

(3)

Last to the Interest Account.

(vi)

Investment income on the Capitalized Interest Account shall be credited to the Capitalized Interest Account.

(vii)

Investment income on the Debt Service Reserve Fund shall be credited as follows:

(1)

First, to the Debt Service Reserve Fund but only to the extent required to maintain the Debt Service Reserve Fund Requirement in accordance with Section 5.03(c)(ii) herein; and

(2)

Second, to the Interest Account.

(viii)

Amounts transferred from the Debt Service Reserve Fund pursuant to Section 5.03(c) hereof shall be deposited and credited to the Interest Account, the Principal Account or the Redemption Account, as the case may be.

(b)

(i) The Trustee shall on each Interest Payment Date pay or cause to be paid out of the Interest Account, the interest due on the Bonds, and further payout of the Interest Account any amounts required for the payment of accrued interest upon any purchase or redemption (including any mandatory Sinking Fund Installment redemption) of the Bonds.

(ii)

The Trustee shall on each Principal Payment Date payout of the Principal Account, the principal amount, if any, due on the Bonds, upon the presentation and surrender of the requisite Bonds. On each Sinking Fund Installment payment date, the Trustee shall pay in immediately available funds the amounts required for the Sinking Fund Installment due and payable with respect to Bonds which are to be redeemed from Sinking Fund Installments on such date (accrued interest on such Bonds being payable from the Interest Account). The Trustee shall call for redemption Bonds in a principal amount equal to the Sinking Fund Installment then due. Such call for redemption shall be made even though at the time of mailing of the notice of such redemption sufficient moneys therefor shall not have been deposited in the Bond Fund relating to such Bonds.

(iii)

Amounts in the Redemption Account shall be applied, at the written direction of the Company, as promptly as practicable, to the purchase of such Bonds at prices not exceeding the redemption price thereof applicable on the earliest date upon which such Bonds are next subject to redemption, plus accrued interest to the date of redemption. Any amount in the Redemption Account not so applied to the purchase of such Bonds by 45 days prior to the next date on which the Bonds are so redeemable shall be applied to the redemption of Bonds on such redemption date. Any amounts deposited in the Redemption Account and not applied within 12 months of their date of deposit to the purchase or redemption of Bonds shall be transferred to the Interest Account. Upon the purchase of any Bonds out of prepayments under the Agreement, or upon the redemption of any Bonds, an amount equal to the principal of such Bonds so purchased or redeemed shall be credited against the Sinking Fund Installments for such Bonds in such order as an Authorized Company Representative shall direct the Trustee in writing (or, in the absence of any such written direction, in inverse order of the due dates of such Sinking Fund Installments) until the full principal amount of such Bonds so purchased or redeemed shall have been so credited. The portion of any such Sinking Fund Installment remaining after the deduction of such amounts so credited shall continue to be deemed to be the amount of such Sinking Fund Installment for the purposes of any calculation thereof under this Indenture.

(iv)

In connection with purchases of Bonds out of the Bond Fund as provided in this Section, the Company shall arrange and the Trustee shall execute such purchases (through brokers or otherwise, and with or without receiving tenders) at the written direction of the Company; provided, however, that the Trustee may not effect such purchases through a broker unless the Company shall have previously approved in writing the use of such broker and the amount of such broker’s fees. The payment of the purchase price shall be made out of the moneys deposited in the Redemption Account and the payment of accrued interest shall be made out of moneys deposited in the Interest Account.

(v)

The Issuer shall receive a credit in respect of Sinking Fund Installments for any Bonds which are subject to mandatory Sinking Fund Installment redemption and which are delivered by the Issuer or the Company to the Trustee on or before the 45th day next preceding any Sinking Fund Installment payment date and for any Bonds which prior to said date have been purchased or redeemed (otherwise than through mandatory sinking fund redemption) and cancelled by the Trustee and not theretofore applied as a credit against any Sinking Fund Installment. Each Bond so delivered, cancelled or previously purchased or redeemed shall be credited by the Trustee at 100% of the principal amount thereof against the obligation of the Issuer to pay such Sinking Fund Installments in such order of the due dates of such Sinking Fund Installments and maturity as an Authorized Company Representative shall direct the Trustee in writing (or, in the absence of such written direction, in the inverse order of the due dates of such Sinking Fund Installments), and the principal amount of Bonds to be redeemed by application of Sinking Fund Installment payments shall be accordingly reduced.

(vi)

The Company shall on or before the 45th day next preceding each Sinking Fund Installment payment date furnish the Trustee with the Company’s certificate indicating whether or not and to what extent the provisions of this Section are to be availed of with respect to such Sinking Fund Installment payment, stating, in the case of the credit provided for, that such credit has not theretofore been applied against any Sinking Fund Installment and confirming that immediately available cash funds for the balance of the next succeeding prescribed Sinking Fund Installment payment will be paid on or prior to the next succeeding Sinking Fund Installment payment date.

(vii)

Moneys in the Redemption Account which are not set aside or deposited for the redemption or purchase of Bonds shall be transferred by the Trustee to the Interest Account or to the Principal Account.

(viii)

In the event that a deficiency shall exist in any account of the Bond Fund on any Interest Payment Date after giving effect to any transfers made pursuant to Sections 5.02, 5.03(a) and 5.03(c) hereof, the Trustee shall make demand on the Company for such deficiency.

(c)

(i) If on any Interest Payment Date or redemption date for the Bonds the amount in the Interest Account (after taking into account amounts available to be transferred to the Interest Account from the Capitalized Interest Account) shall be less than the amount of interest then due and payable on the Bonds, or if on any Principal Payment Date, the amount in the Principal Account shall be less than the amount of principal of the Bonds then due and payable, in each case, after giving effect to all payments received by the Trustee in immediately available funds by 10:00 a.m. (Indianapolis, Indiana time) on such date, the Trustee forthwith shall transfer moneys from the Debt Service Reserve Fund (including any amount derived from investment earnings), first to such Interest Account, and second to such Principal Account, all to the extent necessary to make good any such deficiency. If on any redemption date, solely in connection with the mandatory redemption in whole of the Bonds upon a Determination of Taxability, the amount in the Redemption Account shall be less than the amount of the aggregate principal amount of the Bonds to be redeemed plus accrued interest to said redemption date, after giving effect to all payments received by the Trustee in immediately available funds by 10:00 a.m. (Indianapolis, Indiana time) on such date, the Trustee forthwith shall transfer moneys from the Debt Service Reserve Fund (including any amount derived from investment earnings) to such Redemption Account all to the extent necessary to make good any such deficiency.

(ii)

On February 15 and August 15 of each year and upon any withdrawal from the Debt Service Reserve Fund, the Trustee shall determine the amount on deposit in the Debt Service Reserve Fund.

In the case of the Debt Service Reserve Fund, a “surplus” means the amount by which the amount on deposit therein is in excess of the Debt Service Reserve Fund Requirement with respect to the Bonds (including any amount derived from investment earnings). If a surplus exists as of any such valuation date, the Trustee shall transfer an amount equal to such surplus to the Interest Account.

In the case of the Debt Service Reserve Fund, a “deficiency” means the amount by which the amount on deposit therein is less than the Debt Service Reserve Fund Requirement with respect to the Bonds (including any amount derived from investment earnings). If on any such valuation date a deficiency exists, the Trustee shall notify the Issuer and the Company of such deficiency and that such deficiency shall be replenished by the Company over a twelve-month period following the date on which the Trustee has notified the Issuer and the Company of said deficiency. To the extent required to maintain the Debt Service Reserve Fund Requirement, investment earnings received on the investments in the Debt Service Reserve Fund shall be retained in such Fund.

Section 5.04.

Bonds Not Presented for Payment of Principal. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or the acceleration of maturity, or in the event that any interest thereon is unclaimed, if moneys sufficient to pay such Bonds or interest are held by the Trustee, the Trustee shall segregate and hold such moneys in trust (but shall not invest such moneys), without liability for interest thereon, for the benefit of Owners of such Bonds who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds or interest. Such Bonds which shall not have been so presented for payment shall be deemed paid for any purposes of this Indenture.

Any moneys which the Trustee shall segregate and hold in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid by the Trustee to the Company upon written request of an Authorized Company Representative. After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall look only to the Company for payment, and then only to the extent of the amount so repaid to the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money, and all liability of the Issuer and the Trustee with respect to such moneys shall thereupon cease.

Neither the Company nor the Issuer shall have any right, title or interest in or to any moneys held by the Trustee pursuant to this Section. The Trustee shall not be liable to the Issuer or any Owner for interest on funds held by it for the payment and discharge of the principal, interest, or premium on any of the Bonds to any Owner.

Section 5.05.

Payment to the Company. After the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Section 5.04 and Article VII hereof, and all fees, expenses and other amounts payable to the Registrar, the Trustee and the Issuer pursuant to any provision of this Indenture shall have been paid, any moneys remaining in the Bond Fund, Debt Service Reserve Fund and the Rebate Fund shall be paid to the Company upon request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Section 5.04. The Trustee may conclusively rely on certificates of the Registrar as to the amount of any fees, expenses and other amounts owing to it.

ARTICLE VI

INVESTMENTS

Section 6.01.

Investment of Moneys in Funds. Subject to Section 4.06 hereof and the provisions of the Tax Agreement, moneys in the Construction Fund, the Bond Fund, the Condemnation and Awards Fund, the Debt Service Reserve Fund, the Costs of Issuance Fund and the Rebate Fund may be invested and reinvested in Investment Securities. Such investments shall be made by the Trustee, as specifically directed and designated by the Company in a certificate of an Authorized Company Representative. Each such certificate shall contain a statement that each investment so designated by the Company constitutes an Investment Security and can be made without violation of any provision hereof or of the Agreement, the Tax Agreement or applicable law. The Trustee shall be entitled to rely on each such certificate or advice and shall incur no liability for making any such investment so designated or for any loss, fee, tax or other charge incurred in selling such investment or for any action taken pursuant to this Section that causes the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code. No investment instructions shall be given by the Company if the investments to be made pursuant thereto would violate any covenant set forth in Section 4.06 hereof or the provisions of the Agreement or the Tax Agreement. The Trustee is hereby authorized, in making or disposing of any investment permitted by this Section 6.01, to deal with itself (in its individual capacity) or with anyone or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account. The Trustee shall not be responsible for any loss on any investment made in accordance herewith.

Section 6.02.

Conversion of Investment to Cash. As and when any amounts so invested may be needed for disbursements from the Construction Fund, the Bond Fund, the Debt Service Reserve Fund or the Rebate Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. As long as no Event of Default shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of such investments; provided that the Trustee shall be entitled to conclusively assume the absence of any Event of Default unless it has notice thereof within the meaning of Section 9.05 hereof.

Section 6.03.

Credit for Gains and Charge for Losses. Gains from investments shall be credited to and held in, and losses shall be charged to, the fund or account from which the investment is made.

Section 6.04.

Payments into Rebate Fund; Application of Rebate Fund. (a) The Rebate Fund and the amounts deposited therein shall not be subject to a security interest, pledge, assignment, lien or charge in favor of the Trustee or any Bondholder or any other Person.

(b)

The Trustee, on the first Business Day following each Computation Period (as defined in the Tax Agreement) and the receipt of a Company’s Certificate pursuant to Section 4.2 of the Tax Agreement, shall deposit in the Rebate Fund that amount, as shall be so specified in such certificate of written direction, from any of the following: (i) moneys furnished by the Company; (ii) any investment income on funds and accounts held by the Trustee in accordance with Article V hereof, and (iii) any excess or remaining amounts in the Construction Fund and the Condemnation and Awards Fund pursuant to Sections 5.02(c) and 5.02(d), respectively, hereof. If there has been delivered to the Trustee a certification of the Rebate Amount (as defined in the Tax Agreement) in conjunction with the completion of the Plant or the restoration of the Plant pursuant to Section 5.02(d) hereof, the Trustee shall at the written direction of an Authorized Company Representative deposit in the Rebate Fund such amount so specified in such certification as required in order that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated at the completion of the Plant or the restoration of the Plant.

(c)

In the event that the amount on deposit in the Rebate Fund exceeds the Rebate Amount as determined in accordance with the Tax Agreement, the Trustee, upon the receipt of written instructions from an Authorized Company Representative, shall withdraw such excess amount and deposit it in the Construction Fund until the completion of the Plant, or, after the Completion Date, deposit it in the Interest Account.

(d)

The Trustee, upon the receipt of written instructions from an Authorized Company Representative, shall pay to the United States of America, out of amounts in the Rebate Fund, (i) not later than 30 days after the end of each five year period after the date of original issuance of the Bonds, an amount such that, together with prior amounts paid to the United States of America, the total paid to the United States of America is equal to 90% of the Rebate Amount with respect to the Bonds calculated as of the end of the most recent Computation Period, and (ii) not later than 30 days after the date on which all of the Bonds have been redeemed or paid in full, 100% of the Rebate Amount as of the end of the final Computation Period.

(e)

The Company has agreed in the Tax Agreement to retain an arbitrage rebate consultant to calculate the Rebate Amount at least each Computation Period, and annually at its discretion or as may be required for the preparation of its annual financial statements. In the event that the amounts available in the Rebate Fund are insufficient to pay the required rebate payment, the Company shall pay all amounts required to the Trustee for payment to the United States of America.

ARTICLE VII

DEFEASANCE

Section 7.01.

Defeasance. If the Issuer shall pay or cause to be paid to the Owner of any Bond secured hereby the principal of, and premium, if any, and interest due and payable, and thereafter to become due and payable, upon such Bond or any portion of such Bond in an Authorized Denomination thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture.

If the Issuer shall pay or cause to be paid the principal of, and premium if any, and interest due and payable on, all Outstanding Bonds, and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, including any necessary and proper fees, compensation and expenses of the Trustee and the Registrar, then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over the Trust Estate to the Company and any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture shall be paid to the Company upon the request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Section 5.04. The Trustee may conclusively rely on certificates of the Registrar as to the amount of any fees, expenses and other amounts owing to it.

All or any portion of Bonds (in Authorized Denominations) shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of this Article VII and for all purposes of this Indenture when:

(a)

in the event said Bonds or portions thereof have been selected for redemption in accordance with Section 3.04 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 3.05 hereof, notice of redemption of such Bonds or portions thereof;

(b)

there shall have been deposited with the Trustee moneys in an amount sufficient (without relying on any investment income), in the opinion of a firm of nationally recognized certified public accountants, to pay when due the principal of, and premium, if any, and interest due and to become due (which amount of interest to become due shall be calculated at the actual rate borne by such Bonds) on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be;

(c)

in the event said Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding 60 days, the Company on behalf of the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.05 hereof, and a notice to the Owners of said Bonds or portions thereof that the deposit required by clause (b) above has been made with, and the opinion required by clause (b) above has been delivered to, the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VII and stating the maturity date or redemption date upon which moneys are to be available for the payment of the principal of, and premium, if any, and interest on, said Bonds or portions thereof; and

(d)

the Trustee shall have received a Favorable Opinion of Bond Counsel with respect to such deposit.

Moneys deposited with the Trustee pursuant to this Article VII shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on said Bonds or portions thereof; provided that such moneys, if not then needed for such purpose, shall to the extent practicable, be invested and reinvested in Government Obligations maturing on or prior to the Interest Payment Date next succeeding the date of investment or reinvestment, and interest earned from such investments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge. If payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this Article VII, the Trustee shall select such Bonds or portion of such Bonds in the manner specified by Section 3.04 hereof for selection for redemption of less than all Bonds in the principal amount permitted by Section 3.01(b) hereof.

Notwithstanding that all or any portion of the Bonds are deemed to be paid within the meaning of this Article VII, the provisions of this Indenture relating to (i) the registration and exchange of Bonds, (ii) replacement of mutilated, lost, destroyed or stolen Bonds, (iii) payment of the Bonds from the moneys deposited as described in this Article and (iv) payment, compensation, reimbursement and indemnification of the Trustee and the Registrar shall remain in full force and effect with respect to all Bonds until the maturity date thereof or the last date fixed for redemption of all Bonds prior to maturity and, in the case of clause (iv), until payment, compensation, reimbursement or indemnification, as the case may be, of the Trustee and the Registrar.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.01.

Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:

(a)

a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

(b)

a failure to pay an installment of interest on any of the Bonds for a period of 5 days after the date upon which such interest has become due and payable;

(c)

a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in this Section 8.01 (a) and Section 8.01 (b) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee by registered or certified mail which may give such notice in its discretion and shall give such notice at the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding, unless the Trustee, or the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer or the Company on behalf of the Issuer within such period and is being diligently pursued; or

(d)

an “Event of Default” under the Agreement has occurred and is continuing.

If on the date on which payment of principal of, interest on or other amount in any respect of the Bonds is due, sufficient moneys are not available to make such payment after taking into account any funds available for said purpose in the Debt Service Reserve Fund, the Trustee shall promptly give telephonic notice of such insufficiency to the Company by notice to the President and Treasurer at the telephone number provided for in Section 12.08 hereof.

Section 8.02.

Acceleration; Other Remedies. (a) If an Event of Default described in Section 8.0l(a) or Section 8.01(b) or an Event of Default described in Section 8.0l(d) hereof resulting from an “Event of Default” under Section 8.01(a), Section 8.01(c) or Section 8.01(e) of the Agreement (of which the Trustee shall have received notice or be deemed to have notice pursuant to the provisions of Section 9.05 hereof) has occurred and has not been cured or waived, then the Trustee may, or upon the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding, the Trustee shall, by written notice by registered or certified mail to the Issuer and the Company, declare the Bonds to be immediately due and payable, whereupon the Bonds shall without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof by Mail to all Owners of Outstanding Bonds. Upon any declaration of acceleration, the Trustee shall immediately exercise such rights as it may have under the Agreement.

(b)

The provisions of Section 8.02(a) are subject further to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall cause the Company to deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds, any unpaid purchase price and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and all Events of Default (other than nonpayment of the principal of Bonds which shall have become due by said declaration) shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled; provided, however, that no such waiver, rescission and annulment shall extend to or affect any other Event of Default or subsequent Event of Default or impair any right, power or remedy consequent thereon. The Trustee shall send notice of any rescission to the Company.

(c)

Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion, may, and upon the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction (except against its own negligence or willful misconduct) shall in its own name and as the Trustee of an express trust:

(i)

by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners under, and require the Issuer or the Company to carry out any agreements with or for the benefit of the Owners of Bonds and to perform its or their duties under, the Act, the Agreement, this Indenture, the Subordinate Mortgage, the Subordinate Security Agreement and the Subordination Agreement, provided that any such remedy may be taken only to the extent permitted under the applicable provisions of the Agreement or this Indenture, as the case may be;

(ii)

bring suit upon the Bonds;

(iii)

by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Owners of Bonds; or

(iv)

by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of Bonds.

In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee will take such action as, in the judgment of the Trustee applying the standards described in Section 9.17, would best serve the interests of the Bondholders, taking into account the provisions of the Subordinate Mortgage and the Subordinate Security Agreement.

(d)

The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal upon the written request of the Owners of (i) a majority in principal amount of all Outstanding Bonds in respect of which default in the payment of principal or purchase price of or interest on the Bonds exists or (ii) a majority in principal amount of all Outstanding Bonds in the case of any other Event of Default; provided, however, that (x) there shall not be waived any Event of Default specified in Section 8.01(a) or Section 8.01(b) hereof unless prior to such waiver or rescission the Issuer shall have caused to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal and purchase price of any and all Bonds which shall have become due otherwise than by reason of such declaration of acceleration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and (y) no Event of Default shall be waived unless (in addition to the applicable conditions as aforesaid) there shall have been deposited with the Trustee such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively; provided, further that no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

Section 8.03.

Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Section 8.04.

Owners’ Right to Direct Proceedings. Anything in this Indenture or the Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Owners of a majority in principal amount of the Bonds then Outstanding, shall have the right, by an instrument in writing executed and delivered to the Trustee and upon furnishing to the Trustee indemnity satisfactory to it (except against its own negligence or willful misconduct), to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or the Agreement or exercising any trust or power conferred on the Trustee by this Indenture or the Agreement, provided that such direction shall not be other than in accordance with the provisions of law, the Agreement and this Indenture and shall not result in any personal liability of the Trustee.

Section 8.05.

Limitation on Owners’ Right to Institute Proceedings. No Owner shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or in the Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as herein above provided and unless the Owners of not less than a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do after the right to institute said suit, action or proceeding under Section 8.02 hereof shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby (except against its own negligence or willful misconduct), and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding, it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

Section 8.06.

No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal or purchase price of, and premium, if any, and interest on, its Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

Section 8.07.

Proceedings by Trustee Without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners, subject to the provisions of this Indenture.

Section 8.08.

No Remedy Exclusive. Except as provided in Section 2.07, no remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at law or in equity or by statute; provided, however, that any conditions set forth herein to the taking of any remedy to enforce the provisions of this Indenture, the Bonds or the Agreement shall also be conditions to seeking any remedies at law or in equity or by statute pursuant to this Section 8.08.

Section 8.09.

No Waiver of Remedies. No delay or omission of the Trustee or of any Owner to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein; and every power and remedy given by this Article VIII to the Trustee and to the Owners, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 8.10.

Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner pursuant to any right given or action taken under the provisions of this Article VIII, after payment of the fees, costs and expenses, liabilities and advances incurred or made by the Trustee or its agents or counsel (provided that moneys held for Bonds not presented for payment or deemed paid pursuant to Section 5.04 or Article VII hereof shall not be used for purposes other than payment of such Bonds), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

(a)

Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on each Bond, with interest on overdue installments of interest, if lawful at the rate per annum then borne by such Bond, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on each Bond at its rate from the respective dates upon which it became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

(b)

If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal as aforesaid, without preference or priority of principal over interest or interest over principal or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c)

If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of subparagraph (b) of this Section 8.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of subparagraph (a) of this Section 8.10.

Whenever moneys are to be applied pursuant to the provisions of this Section 8.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the Bond Payment Date upon which such application is to commence and upon such Bond Payment Date interest on the amounts of principal and interest to be paid on such Bond Payment Date shall cease to accrue. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such Bond Payment Date by Mail to the Provider and all Owners of Outstanding Bonds and shall not be required to make payment to any Owner until such Bond shall be presented to the Registrar for appropriate endorsement or cancellation if fully paid.

Section 8.11.

Severability of Remedies. It is the purpose and intention of this Article VIII to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

Section 8.12.

Limitation of Actions; Subordination Agreement. Notwithstanding any provisions of this Article VIII, all defaults and remedies shall be subject to the terms and conditions of the Subordination Agreement.

ARTICLE IX

TRUSTEE; REGISTRAR

Section 9.01.

Acceptance of Trusts. The Issuer has appointed U.S. Bank National Association, as Trustee (and paying agent for the Bonds). The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article IX, to all of which the Issuer agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default, undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenant shall be read into this Indenture against the Trustee.

Section 9.02.

No Responsibilities for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds shall not be taken and construed as made by or on the part of the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof or for the validity, sufficiency or priority of this Indenture or the Agreement, or the perfection or the maintenance of the perfection of any security interest granted hereby.

Section 9.03.

Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to and may conclusively rely upon advice of counsel concerning all matters of trust and its duties hereunder and shall not be answerable for the conduct of any such attorney, agent, receiver or employee if appointed by the Trustee with reasonable care, and the advice of any such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and reliance thereon, and may in all cases pay such reasonable compensation to such attorneys, agents, receivers or employees as may be reasonably employed in connection with the trusts hereof. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trusts created hereby, except only for its own negligence or willful misconduct.

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in aggregate principal amount of the Bonds Outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts and powers hereunder.

The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

The Trustee shall not be liable for any error of judgment made in good faith by an officer, director or employee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Owners pursuant to the provisions of this Indenture unless there shall have been provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee shall not be responsible or liable for any loss suffered in connection with the investment of moneys made by it in accordance with Article VI.

In situations where a Favorable Opinion of Bond Counselor an opinion of Bond Counsel is required or requested to be delivered under this Indenture, the Agreement or the Tax Agreement after the date of delivery of the Bonds, the Trustee shall accept (unless otherwise directed by the Company) an opinion in such form and with such disclosures as may be required so that such opinion will not be treated as a “covered opinion” for purposes of the United States Treasury Department regulations governing practice before the Internal Revenue Service (Circular 230), 31 CFR Part 10.

Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to the provisions of this Article IX and shall extend to the Registrar and employees and agents of the Trustee and the Registrar.

Section 9.04.

Compensation, Expenses and Advances. The Trustee and the Registrar shall be entitled to such compensation as shall be agreed in writing with the Company for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection therewith except as a result of their negligence or willful misconduct. If the Issuer shall fail to perform any of the covenants or agreements contained in this Indenture, the Trustee may, in its uncontrolled discretion and without notice to the Owners, at any time and from time to time, make advances to effect performance of the same on behalf of the Issuer, but the Trustee shall be under no obligation so to do; and any and all such advances shall bear interest at a rate per annum equal to the rate of interest then in effect and as announced by U.S. Bank National Association as its prime lending rate for domestic commercial loans in New York, New York; but no such advance shall operate to relieve the Issuer from any Event of Default. In no event shall the Trustee be liable for any claims resulting from any decision on its part not to advance funds as permitted in the immediately preceding sentence. In the Agreement, the Company has agreed that it will pay to the Trustee and the Registrar compensation and reimbursement of expenses and advances and certain indemnities, but the Company may, without creating an Event of Default, contest in good faith the reasonableness of any such expenses and advances. If the Company shall have failed to make any payment to the Trustee or the Registrar under the Agreement, then each of the Trustee and the Registrar shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of their compensation and indemnities and the reimbursement of their expenses and any advances made by them, as provided in this Section 9.04, upon the moneys and obligations in the Bond Fund, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VII hereof, or funds held pursuant to Section 5.04 hereof.

Notwithstanding any other provision of this Indenture, in each instance in which this Indenture shall provide for compensation, reimbursement or indemnification of the Trustee, such provision shall be deemed to provide for, whether or not expressly so stated, the payment of all related fees, costs, charges, advances and reasonable expenses of the Trustee (including, without limitation, reasonable attorneys’ fees and expenses), unless the context clearly indicates otherwise.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(c) of the Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 9.04 shall survive the termination of this Indenture.

Section 9.05.

Notice of Events of Default and Determination of Taxability. Notwithstanding anything otherwise provided herein, the Trustee shall not be required to take notice, or be deemed to have notice of any default or Event of Default, other than an Event of Default under Section 9.01(a) or Section 9.01(b) hereof, unless the Trustee shall have actual knowledge thereof or shall have been specifically notified in writing at the Principal Office of the Trustee, Attention: Corporate Trust, of such Event of Default by the Owners of at least 25% in principal amount of the Bonds then Outstanding, the Issuer or the Company. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and cooperation as to the performance of any of the covenants, conditions and agreements contained herein. Such inquiry shall not for the purposes of this Section 9.05 constitute notice of any Event of Default. The Issuer shall not be required to take notice, or be deemed to have notice, of any Event of Default, other than an Event of Default of which it shall have actual knowledge. If an Event of Default occurs after the Trustee has notice of the same as provided in this Section 9.05, or if a Determination of Taxability occurs of which the Trustee has received notice as provided in Section 9.02 of the Agreement, then the Trustee shall give notice thereof by Mail to the Company and the Owners of Outstanding Bonds.

Section 9.06.

Action by Trustee. Except as provided in Section 8.02 and Section 8.04 hereof and except for the payment of principal of, and premium, if any, and interest on, the Bonds when due from moneys held by the Trustee as part of the Trust Estate, the Trustee shall be under no obligation to take any action in respect of any Event of Default or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the Owners of at least a majority in principal amount of the Bonds then Outstanding and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it (except against its own negligence or willful misconduct); but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any Event of Default without such notice or request from the Owners, or without such security or indemnity.

Section 9.07.

Good-Faith Reliance. The Trustee and the Registrar shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed, without independent investigation, by the Trustee or the Registrar, as the case may be, to be qualified in relation to the subject matter. The Trustee and the Registrar shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements; provided, however, that the Trustee may, in its discretion, make, but shall in no case be required to make, such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney. Neither the Trustee nor the Registrar shall be bound to recognize any person as an Owner or to take any action at such person’s request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, request and conclusively rely upon a certificate of an Authorized Company Representative or an Executive Officer, and, prior to the occurrence of a default of which the Trustee has been notified as provided in Section 9.05 or of which by said section it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or advisable, but shall in no case be bound to secure the same.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Notwithstanding anything elsewhere in this Indenture contained, the Trustee or the Registrar, as the case may be, shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds or the taking of any other action whatsoever within the purview of this Indenture or the Agreement, any showings, certificates, opinions or other information, or corporate action or evidence thereof, in addition to those by the terms hereof or thereof required as a condition of such action which are reasonably deemed desirable by the Trustee or the Registrar, as the case may be, for the purpose of establishing the right of the Issuer or the Company to request the taking of such action by the Trustee or the Registrar.

Section 9.08.

Dealings in Bonds; Allowance of Interest. The Trustee and the Registrar, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee or the Registrar, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee or agent for any committee or body of Owners secured hereby or other obligations of the Issuer or the Company as freely as if it did not act in any capacity hereunder.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received hereunder except for accounting for income from Investment Securities.

Section 9.09.

Several Capacities. Anything in this Indenture to the contrary notwithstanding, with the consent of the Company, the same entity may serve hereunder as the Trustee and the Registrar and in any other combination of such capacities, to the extent permitted by law.

Section 9.10.

Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing any instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer, the Company and the Registrar not less than 45 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail not less than three weeks prior to such resignation date, to all Owners of Bonds. Such resignation shall take effect on the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee, but in no event shall a resignation take effect earlier than the date on which a successor Trustee, acceptable to the Issuer and the Company, has been appointed and has accepted its appointment.

Section 9.11.

Removal of Trustee. (a) The Trustee may be removed at any time by filing with the Trustee so removed and with the Issuer, the Company and the Registrar, an instrument or instruments in writing executed by (x) the Company, if no default or Event of Default or condition which with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default, shall have occurred and be continuing, or (y) during the occurrence and continuation of a default or an Event of Default or condition which with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default, the Owners of not less than a majority in principal amount of the Bonds then Outstanding.

(b)

The Issuer may, and, so long as no default or Event of Default is then existing under Section 8.01 of the Agreement or Section 8.01(a) or (b) of this Indenture, at the request of the Company will, remove the Trustee (i) if the Trustee fails to comply with Section 9.13(a), (b), (c) or (e) hereof, (ii) the Trustee is adjudged a bankrupt or an insolvent, (iii) if a receiver or other public officer takes charge of the Trustee or its property or (iv) if the Trustee otherwise becomes incapable of acting.

(c)

In no event shall a removal take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment.

Section 9.12.

Appointment of Successor Trustee. In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed by filing with the Issuer, the Company and the Registrar an instrument in writing executed by the Company if no default or Event of Default or condition which with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default, is then existing under Section 8.01 of the Agreement or Section 8.01(a) or (b) of this Indenture or, if a default is then existing, by the Owners of not less than a majority in principal amount of the Bonds then Outstanding. Copies of such instrument shall be promptly delivered by the Issuer to the predecessor Trustee and to the Trustee so appointed. Any successor Trustee appointed upon the removal of the original Trustee hereunder shall assume the obligations of the original Trustee through an instrument of acceptance.

Until a successor Trustee shall be appointed by the Company or the Owners as herein authorized, the Issuer, by an instrument authorized by the governing body of the Issuer, shall appoint a successor Trustee acceptable to the Company. After any appointment by the Issuer, it shall cause notice of such appointment to be given to the Registrar and to be given by Mail to all Owners of Bonds. Any new Trustee so appointed by the Issuer shall immediately and without further act be superseded by a Trustee appointed by the Company or the Owners in the manner above provided.

Section 9.13.

Qualifications of Successor Trustee. Every successor Trustee (a) shall be a national or state bank or trust company that is authorized by law to perform all the duties imposed upon it by this Indenture and to exercise corporate trust powers in the State, (b) shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition, and (c) shall be permitted under the Act to perform the duties of Trustee, if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.

Section 9.14.

Judicial Appointment of Successor Trustee. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX within six months after a vacancy shall have occurred in the office of Trustee, any Owner may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

Section 9.15.

Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein, and the duties and obligations of the predecessor Trustee hereunder shall thereupon cease and terminate. Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 9.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

Section 9.16.

Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or to which all or substantially all of its corporate trust business shall be transferred, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding, provided, however, if such successor corporation is not a trust company or state or national bank that has trust powers, the Trustee shall resign from the trusts hereby created prior to such merger, transfer or consolidation or the successor corporation shall resign from such trusts as soon as practicable after such merger, transfer or consolidation.

Section 9.17.

Standard of Care. Notwithstanding any other provisions of this Article IX, the Trustee shall, during the existence and prior to the curing of an Event of Default of which the Trustee has notice as provided in Section 9.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of its own affairs.

Section 9.18.

Intervention in Litigation of the Issuer. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may and shall upon receipt of indemnity satisfactory to it (except against its own negligence or willful misconduct) at the written request of the Owners of at least 25% in principal amount of the Bonds then Outstanding and if permitted by the court having jurisdiction in the premises, intervene in such judicial proceeding.

Section 9.19.

Registrar. U.S. Bank National Association is the Registrar for the Bonds. Any Registrar shall designate to the Issuer, the Company and the Trustee its office where the registration books shall be kept and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Registrar, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Issuer shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Trustee shall be furnished such records and other information, at such times, as shall be required to enable the Trustee to perform the duties and obligations imposed upon them hereunder.

Section 9.20.

Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital surplus and retained earnings of at least $10,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Issuer, the Trustee and the Company. The Registrar may be removed at any time by an instrument signed by the Authorized Company Representative and filed with the Issuer, the Registrar and the Trustee. Upon the resignation or removal of the Registrar, the Company shall appoint a new Registrar.

In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

Section 9.21.

Additional Duties of Trustee. (a) The Trustee shall keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times; provided, however, that nothing in this Section 9.21(a) shall limit the provisions of Section 9.21(b) herein.

(b)

The Trustee shall, with respect to amounts held under the Indenture, keep and retain or cause to be kept and retained until six years after the Bonds are paid in full adequate records with respect to the investment of all Gross Proceeds (as defined in the Tax Agreement) and amounts in the Rebate Fund. Such records shall include: (i) purchase price; (ii) purchase date; (iii) type of investment; (iv) accrued interest paid; (v) interest rate; (vi) principal amount; (vii) maturity date; (viii) interest payment date; (ix) date of liquidation; and (x) receipt upon liquidation. If any investment becomes Gross Proceeds on a date other than the date such investment is purchased, the records required to be kept shall include the fair market value of such investment on the date it becomes Gross Proceeds. If any investment is retained after the date the last Bond is retired, the records required to be kept shall include the fair market value of such investment on the date the last Bond is retired. Amounts or investments will be segregated whenever necessary to maintain these records; and

(c)

The Trustee shall, as long as a book-entry system is in effect for the Bonds, comply with the DTC Representation Letter and perform all duties required of it thereunder.

ARTICLE X

EXECUTION OF INSTRUMENTS BY OWNERS AND

PROOF OF OWNERSHIP OF BONDS

Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by the Owners or on their behalf by an attorney-in-fact may be in any number of concurrent instruments of similar tenor and may be signed or executed by the Owners in person or by an agent or attorney-in-fact appointed by an instrument in writing or as provided in the Bonds. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(a)

The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

(b)

The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.06 hereof.

Nothing contained in this Article X shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request by or consent of any Owner shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof or upon registration of transfer thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

ARTICLE XI

MODIFICATION OF THIS INDENTURE, THE

AGREEMENT AND THE SUBORDINATE MORTGAGE

Section 11.01.

Supplemental Indentures Without Owner Consent. Subject to the Subordination Agreement, the Issuer and the Trustee may, from time to time and at any time, without the consent of the Owners, enter into a Supplemental Indenture as follows:

(a)

to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(b)

to add to the covenants and agreements of the Issuer contained in this Indenture or of the Company contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(c)

to confirm, as further assurance, any pledge of or lien on the Revenues or any other moneys, securities or funds subject or to be subjected to the lien of this Indenture;

(d)

to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended, if applicable to this Indenture;

(e)

to modify, alter, amend or supplement this Indenture or any Supplemental Indenture in any other respect which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(f)

to modify, alter, amend or supplement or restate this Indenture or any Supplemental Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of bond insurance or other security arrangements obtained or provided by the Company;

(g)

to provide for a depository to accept Bonds in lieu of DTC;

(h)

to modify or eliminate the book-entry registration system for any of the Bonds;

(i)

to provide for uncertificated Bonds or for the issuance of coupons and bearer Bonds or Bonds registered only as to principal but only to the extent that such would not adversely affect the Tax-Exempt status of the Bonds;

(j)

to secure or maintain ratings on the Bonds from Moody’s and/or S&P;

(k)

to provide demand purchase obligations to cause the Bonds to be authorized purchases for investment companies;

(l)

to provide for the appointment of a successor Trustee and Registrar;

(m)

to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code (or similar successor provision);

(n)

to make any change necessary (i) to establish or maintain the Tax-Exempt status of the Bonds as a result of any modifications or amendments to Section 148 of the Code (or any successor provision of law) or interpretations thereof by the Internal Revenue Service, or (ii) to comply with the provisions of Section 148(f) of the Code (or any successor provision of law), including provisions for the payment of all or a portion of the investment earnings of any of the Funds established hereunder to the United States of America; and

(o)

to provide for the issuance of Additional Senior Indebtedness in accordance with Section 4.02 of the Agreement.

Before the Issuer and the Trustee shall enter into any Supplemental Indenture pursuant to this Section 11.01, in all cases, there shall have been delivered to the Trustee and the Company, a Favorable Opinion of Bond Counsel with respect to such Supplemental Indenture and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, the Agreement or otherwise.

The Trustee shall provide written notice of any Supplemental Indenture described in this Section 11.01 to Moody’s and S&P (but only if such corporations are then providing a rating for the Bonds) and to the Owners of all Bonds then Outstanding at least 15 days prior to the effective date of such Supplemental Indenture. Such notice shall state the effective date of such Supplemental Indenture and shall briefly describe the nature of such Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the parties mentioned in the preceding sentence.

Section 11.02.

Supplemental Indentures Requiring Owner Consent. (a) Except for any Supplemental Indenture entered into pursuant to Section 11.01 hereof, subject to the terms and provisions contained in this Section 11.02 and not otherwise, and subject to the Subordination Agreement, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds then Outstanding, nothing herein contained shall permit, or be construed as permitting (i) an extension of the maturity of the principal of, or the time for payment of any redemption premium or interest on, any Bond or a reduction in the principal amount of any Bond, or the rate of interest or redemption premium thereon, or a reduction in the amount of, or extension of the time of any payment required by, any Bond; (ii) a privilege or priority of any Bond over any other Bond (except as herein provided); (iii) a reduction in the aggregate principal amount of the Bonds required for consent to such a Supplemental Indenture; (iv) the deprivation of the owner of any Bond then Outstanding of the lien created by this Indenture; or (v) the amendment of this Section 11.02.

(b)

If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 11.02, the Trustee, upon being satisfactorily indemnified for its expenses, shall cause notice of the proposed Supplemental Indenture to be given by Mail to Moody’s and S&P (but only if such corporations are then providing a rating for the Bonds) and to all Owners of Outstanding Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the Owners, Moody’s and S&P.

(c)

Within two years after the date of the mailing of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners and (ii) a Favorable Opinion of Bond Counsel with respect to such Supplemental Indenture and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

(d)

If Owners of not less than the percentage of Bonds required by this Section 11.02 shall have consented to and approved the execution and delivery of a Supplemental Indenture as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

Section 11.03.

Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XI, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

Section 11.04.

Consent of the Company and Other Parties. No Supplemental Indenture under this Article XI and no amendment of the Agreement shall become effective unless the Company shall have consented thereto in writing.

Any provision of this Indenture expressly recognizing or granting rights in or to the Registrar may not be amended in any manner which affects the rights of such party hereunder without the prior written consent of such party.

Section 11.05.

Amendment of Agreement Without Owner Consent.  Subject to the Subordination Agreement, without the consent of or notice to the Owners, the Issuer and the Company may modify, alter, amend or supplement the Agreement, and the Trustee may consent thereto, as may be required:

(a)

by the provisions of the Agreement and this Indenture;

(b)

for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein;

(c)

in connection with any other change therein which in the judgment of the Trustee is not materially adverse to the Owners (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(d)

to secure or maintain ratings on the Bonds from Moody’s and/or S&P;

(e)

to add to the covenants and agreements of the Issuer contained in the Agreement or of the Company contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which shall not materially adversely affect the interest of the Owners of the Bonds (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(f)

to provide demand purchase obligations to cause the Bonds to be authorized purchases for investment companies;

(g)

to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code (or similar successor provision);

(h)

to make any change necessary (i) to establish or maintain the Tax-Exempt status of the Bonds as a result of any modifications or amendments to Section 148 of the Code (or any successor provision of law) or interpretations thereof by the Internal Revenue Service, or (ii) to comply with the provisions of Section 148(f) of the Code (or any successor provision of law), including provisions for the payment of all or a portion of the investment earnings of any of the Funds established hereunder to the United States of America;

(i)

to modify, alter, amend or supplement or restate the Agreement in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of bond insurance or other security arrangements obtained or provided by the Company; and

(j)

to provide for the issuance of Additional Senior Indebtedness In accordance with Section 4.02 of the Agreement.

A revision of Exhibit A to the Agreement in accordance with Section 3.02 of the Agreement shall not be deemed a modification, alteration, amendment or supplement to the Agreement, or to this Indenture, for any purpose of this Indenture.

Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 11.05, there shall have been delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and an opinion of counsel to the Company to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Company in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into or consent to any such modifications, alterations, amendments or supplements to the Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

Section 11.06.

Amendment of Agreement Requiring Owner Consent. Except in the case of modifications, alterations, amendments or supplements referred to in Section 11.05 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, alteration, supplement or modification of the Agreement without the written approval or consent of the Owners of at least a majority in aggregate principal amount of the Bonds then Outstanding given and procured as provided in Section 11.02 hereof, subject in all respects to the Subordination Agreement; provided, however, that, unless approved in writing by the Owners of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 5.01 or Section 5.02 of the Agreement. If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement permitted under this Section 11.06, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 11.02 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions and with the same effect as provided in Section 11.02 hereof with respect to Supplemental Indentures.

Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 11.06, there shall have been delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and an opinion of counsel to the Company to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Company in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such modification, alteration, amendment or supplement to the Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

Section 11.07.

Amendment of Subordinate Mortgage Without Owner Consent. Subject to the Subordination Agreement, without the consent of or notice to the Owners, the Company may modify, alter, amend or supplement the Subordinate Mortgage or the Subordinate Security Agreement, and the Trustee may consent thereto, as may be required: (a) by the provisions of the Subordinate Mortgage, the Subordinate Security Agreement and the Indenture; (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein; (c) in connection with any other change therein which in the judgment of the Trustee is not materially adverse to the Owners; (d) to secure or maintain ratings for the Bonds from Moody’s and/or S&P; (e) to add to the covenants and agreements of the Company contained in the Subordinate Mortgage or the Subordinate Security Agreement or of the Company contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Company, which will not materially adversely affect the interest of the Owners of the Bonds; (f) to modify, alter, amend or supplement or restate the Subordinate Mortgage or the Subordinate Security Agreement in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of bond insurance or other security arrangements obtained or provided by the Company; and (g) to provide for the issuance of Additional Senior Indebtedness in accordance with the Agreement.

Section 11.08. Amendment of Subordinate Mortgage or the Subordinate Security Agreement Requiring Owner Consent. Except in the case of modifications, alterations, amendments or supplements described in the preceding paragraph, the Company will not enter into, and the Trustee will not consent to, any other amendment, alteration, supplement or modification of the Subordinate Mortgage without the written approval or consent of the Owners of at least a majority in aggregate principal amount of the Bonds then Outstanding, subject in all respects to the Subordination Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.01.

Successors of the Issuer. In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

Section 12.02.

Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm, corporation or entity other than the Issuer, the Registrar, the Company, the Trustee and the Owners of Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sale and exclusive benefit of the Issuer, the Registrar, the Company, the Trustee and the Owners of Bonds. The Trustee shall have no fiduciary duty to any entity other than the Owner of any Bond as such and only in accordance with, into the extent of, the terms and provisions hereunder.

Section 12.03.

Severability. In case anyone or more of the provisions of this Indenture or of the Agreement or of the Bonds shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture, the Agreement or the Bonds, and this Indenture, the Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

Section 12.04.

No Personal Liability of Issuer Officials. No representation, warranty, covenant or agreement contained in the Bonds or in this Indenture or in any of the documents or certificates related thereto shall be deemed to be the representation, warranty, covenant or agreement of any official, officer, agent, counselor employee of the Issuer in his or her individual capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 12.05.

Bonds Owned by the Issuer or the Company. In determining whether the Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 12.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds with respect to which the Trustee has received written notice of such ownership shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 12.06.

Documents to be Delivered to the Trustee in Relation to the Closing. In connection with the issuance and delivery of the Bonds, the Trustee shall receive executed copies (either in original or photostatic form) of the following documents: (i) the Agreement; (ii) that certain Bond Purchase Agreement among the Issuer, Oppenheimer & Co. and the Company; (iii) that certain Continuing Disclosure Agreement by and among the Company, the Trustee and Oppenheimer & Co.; (iv) the Senior Loan Agreement; (v) the Subordinate Mortgage; (vi) the Subordinate Security Agreement; (vii) the Subordination Agreement; (viii) that certain Environmental Indemnity Agreement dated as of March 1, 2007 between the Company and the Trustee; (ix) that certain Assignment of Design-Build Contract (Fagen, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee; (x) that certain Assignment of Design-Build Contract (Jackson-Briner Joint Venture, LLC) dated as of March 1, 2007 by and between the Company and the Trustee; (xi) that certain the Assignment of License Agreement (ICM, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee; (xii) that certain Collateral Assignment of Corn Supply Agreement (Cargill, Incorporated) dated as of March 1, 2007 by and between the Company and the Trustee; (xiii) that certain Assignment of Ethanol Marketing Agreement (Aventine Renewable Energy, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee; (xiv) that certain Assignment of Distiller’s Grain Marketing Agreement (Commodity Specialist Company) dated as of March 1, 2007 by and between the Company and the Trustee; (xv) the Tax Agreement; (xvi) that certain Certificate and Request of Issuer dated March 22, 2007; (xvii) that certain Certificate and Approval of Indiana Bio-Energy, LLC dated March 22, 2007; (xviii) that certain Loan Policy issued by Chicago Title Insurance Company showing the Trustee as the insured thereunder; (xix) the UCC Financing Statement with the Issuer as the debtor and the Trustee as the secured party filed with the office of the Indiana Secretary of State; and (xx) Cross Receipts dated March 22, 2007 from Oppenheimer & Co. and the Trustee.

Section 12.07.

Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

Section 12.08.

Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State.

Section 12.09.

Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions, directions or other communications by the Issuer, the Company, the Trustee or the Registrar, pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by Mail or by first class mail, postage prepaid, or by overnight delivery service, addressed as follows (and, if by overnight delivery service and required by the chosen delivery service, with then-current telephone numbers of the addressees ):

if to the Issuer, to:

City of Bluffton, Indiana

City Hall

128 East Market Street

Bluffton, Indiana 46714

Attention:

Clerk-Treasurer

Telephone:

(260) 824-1320

Facsimile:

(260) 824-680

if to the Trustee or the Registrar, to:

U.S. Bank National Association

10 West Market Street, Suite 1150

Indianapolis, Indiana 46204

Attention:

Corporate Trust

Telephone:

(317) 264-2500

Facsimile:

(317) 636-1951

for purposes of

U.S. Bank National Association

presentation of Bonds

60 Livingston Avenue

for payment or transfer

P.O. Box 64111

only:

St. Paul, Minnesota 55164-0111

Attention:

Corporate Trust Services

if to the Company, to:

Indiana Bio-Energy, LLC

969 North Main Street, P.O. Box 297

Bluffton, Indiana 46714

Attention:

President

Telephone:

(260) 846-0011

Facsimile:

(260) 353-1100

Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder. Any communications required to be given hereunder by the Company shall be given by an Authorized Company Representative. A copy of any notice given to Bondholders shall be send to the Company.

Section 12.10.

Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may, unless otherwise provided in this Indenture or the Agreement, be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

IN WITNESS WHEREOF, the CITY OF BLUFFTON, INDIANA, has caused this Indenture to be signed in its name and behalf by its Mayor, and its official seal to be hereunto affixed and attested by its Clerk-Treasurer and to evidence its acceptance of the trusts hereby created U.S. BANK NATIONAL ASSOCIATION has caused this Indenture to be signed in its name and behalf by one of its authorized officers all as of the day and year first above written.

CITY OF BLUFFTON, INDIANA

BY: /s/ Ted L Ellis

Name: Ted L Ellis

Title: Mayor

[SEAL]

ATTEST:

By: /s Nancy Hewitt

Name: Nancy Hewitt

Title: Clerk-Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  /s/ Ann M Forey

Name: Ann M Forey

Title: Vice President

Signature Page to Indenture of Trust

EXHIBIT A

[FORM OF BOND]

REGISTERED	REGISTERED
No. R-1	$22,000,000

UNITED STATES OF AMERICA

STATE OF INDIANA

CITY OF BLUFFTON, INDIANA

SUBORDINATE SOLID WASTE DISPOSAL FACILITY REVENUE BOND, SERIES 2007 A (INDIANA BIO-ENERGY, LLC ETHANOL PLANT PROJECT)

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP No.

7.50%	September 1, 2019	March 22, 2007	096338 AA6

Registered Owner: CEDE & Co.

Principal Amount: TWENTY-TWO MILLION DOLLARS

CITY OF BLUFFTON, INDIANA, a municipal corporation duly organized and existing under the laws of the State of Indiana (the “Issuer”), for value received, hereby promises to pay (but only out of the source hereinafter provided) to the registered owner identified above, or registered assigns, on the Maturity Date set forth above (or if this Bond is called for earlier redemption as described herein on the redemption date), the Principal Amount set forth above (the “Principal Amount”) and to pay (but only out of the sources hereinafter provided) interest on the balance of said Principal Amount from time to time remaining unpaid from the Interest Payment Date next preceding the date of registration and authentication hereof unless this Bond is registered and authenticated on or prior to the first Interest Payment Date, in which event this Bond shall bear interest from the Dated Date set forth above; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date, until payment of said Principal Amount has been made or duly provided for, at the interest rate specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, payable on September 1, 2007 and semi-annually thereafter on each March 1 and September 1, and to pay (but only out of the sources hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate then borne by this Bond, except as the provisions hereinafter set forth with respect to redemption or acceleration prior to maturity may become applicable hereto. The principal of and premium, if any, on this Bond are payable upon surrender thereof in lawful money of the United States of America at the payment office in Indianapolis, Indiana, of U.S. Bank National Association, or its successors and assigns, as Trustee. Interest payments on this Bond shall be made by the Trustee to the registered owner hereof as of the close of business on the Record Date (as hereinafter defined) with respect to each Interest Payment Date (except that, if and to the extent that there shall be a default in the payment of the interest due on an Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten days prior thereto) and shall be paid:

(a)

in respect of any Bond that is registered in the book-entry system pursuant to the Indenture, in immediately available funds by no later than 2:30 p.m., New York City time, and

(b)

in respect of any Bond that is not registered in the book-entry system, (i) by bank check mailed by first-class mail on the Interest Payment Date to the registered owner hereof at its address as it appears on the registration books of U.S. Bank National Association, Indianapolis, Indiana, as Registrar or at such other address as is furnished in writing by such registered owner to the Registrar, or (ii) by wire transfer on the Interest Payment Date to any owner of at least $1,000,000 in aggregate principal amount of Bonds (or such lesser amount if such Bonds constitute all of the Bonds then outstanding).

This Bond is one of the duly authorized Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project) of the Issuer, originally issued in the aggregate principal amount of $22,000,000 (the “Bonds”), pursuant to proper action duly adopted by the Issuer on November 14, 2006, and executed under an Indenture of Trust, dated as of March 1, 2007 (the “Indenture “), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee,” which term shall include any successor trustee), for the purpose of loaning the proceeds thereof to Indiana Bio-Energy, LLC (the “Company”) in order to provide funds (i) to finance a portion of the costs of the Project, (ii) to pay a portion of the interest accruing on the Bonds during construction of the Project, (iii) to fund a debt service reserve fund on the Bonds and (iv) to pay certain costs of issuance relating to the Bonds. Pursuant to the Loan Agreement, dated as of March 1, 2007 (the “Agreement”), between the Issuer and the Company, the proceeds of the Bonds have been loaned to the Company.

Any term used herein as a defined term but not defined herein shall be defined as in the Indenture.

This Bond and all other Bonds of the issue of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Indiana, particularly the Act, and pursuant to an ordinance adopted by the Issuer on November 14, 2006, which ordinance authorizes the execution and delivery of the Indenture. THIS BOND AND THE OBLIGATION TO PAY INTEREST HEREON AND PREMIUM WITH RESPECT HERETO ARE SPECIAL, LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF THE REVENUES AND INCOME DERIVED FROM THE AGREEMENT AND AS OTHERWISE PROVIDED IN THE INDENTURE, AND SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR AN OBLIGATION OF THE ISSUER, THE STATE OF INDIANA, OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE PURVIEW OF ANY CONSTITUTIONAL LIMITATION OR STATUTORY PROVISION. THE BONDS DO NOT NOW OR SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER. THE BONDS ARE NOT IN ANY RESPECT A GENERAL OBLIGATION OF THE ISSUER, NOR ARE THEY PAYABLE IN ANY MANNER FROM REVENUES RAISED BY TAXATION.

The Bonds shall be deliverable in the form of registered Bonds without coupons in the following denomination of $5,000 or any integral multiple hereof (the “Authorized Denomination”).

“Record Date” means the fifteenth day of the month immediately preceding each Interest Payment Date.

The Bonds shall be redeemed in whole or in part, and if in part by such method as the Trustee may deem fair and appropriate, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Agreement in whole or in part and thereby effect the redemption of Bonds in whole or in part out of moneys available pursuant to the Indenture and, if necessary, Company funds: (a) the Company shall have determined or concurred in a determination that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason; (b) all or substantially all of the Plant shall have been condemned or taken by eminent domain; (c) the operation of the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or (d) unreasonable burdens or excessive liabilities shall have been imposed upon the Company in respect of all or a part of the Project or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Company from deducting interest in respect of the Agreement for federal income tax purposes.

The Bonds shall be subject to optional redemption upon prepayment of the Loan Payments at the option of the Company, in whole, or in part by lot, prior to their maturity, on any date during the redemption periods specified below, in each case in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

REDEMPTION DATES (DATES INCLUSIVE)	REDEMPTION PRICE
March 1, 2012 through February 28, 2013	105%
March 1, 2013 through February 28, 2014	104%
March 1, 2014 through February 28, 2015	103%
March 1, 2015 through February 29, 2016	102%
March 1, 2016 through February 28, 2017	101%
March 1, 2017 and thereafter	100%

The Bonds shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot (or such other random means selected by the Trustee), at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption on each March 1 and September 1 as set forth below:

SINKING FUND INSTALLMENT PAYMENT DATE	SINKING FUND INSTALLMENT
March 1, 201 0	$ 680,000
September 1, 2010	705,000
March 1, 2011	735,000
September 1, 2011	760,000
March 1, 2012	790,000
September 1, 2012	820,000
March 1, 2013	850,000
September 1, 2013	880,000
March 1, 2014	915,000
September 1, 2014	950,000
March 1, 2015	985,000
September 1, 2015	1,020,000
March 1, 2016	1,060,000
September 1, 2016	1,100,000
March 1, 2017	1,140,000
September 1, 2017	1,180,000
March 1, 2018	1,225,000
September 1, 2018	1,275,000
March 1, 2019	1,320,000
September 1, 2019 (Final Maturity)	3,610,000

The Bonds shall be redeemed in whole on any date from amounts which are to be prepaid by the Company under the Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued, if any, to the redemption date within 180 days after the occurrence of a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by such method as the Trustee may deem fair and appropriate (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

A “Determination of Taxability” shall be deemed to have occurred if as a result of the Company’s failure to observe any covenant, agreement or representation in the Agreement, a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a “substantial user” or “related person” within the meaning of Section 147(a) of the Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice of the same, either directly or in the name of any Owner of a Bond, and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought.

Following an occurrence in which the Plant is taken by eminent domain or threat thereof, or is damaged or destroyed, the Bonds shall be subject to mandatory redemption, in whole or in part by lot (or such other random means selected by the Trustee), on the earliest practicable date thereafter (which date shall be not less than 45 days from the date the Trustee transfers any moneys in the Condemnation and Awards Fund to the Redemption Account in accordance with the terms of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption.

Notice of any optional or mandatory redemption shall be given by first-class mail not less than 30 days (except as provided in the Indenture) nor more than 60 days prior to the date fixed for redemption to the Owners of Bonds at the address shown on the registration books of the Registrar on the date such notice is mailed. Except as described above for partial redemptions upon a Determination of Taxability, if less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof from the outstanding Bonds or such given portion thereof not previously called for redemption, by such method as the Trustee may deem fair and appropriate. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations.

Any notice of optional redemption of Bonds may state that such redemption is conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed. In the event such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations.

This Bond is transferable by the person in whose name it is registered, in person, or by its attorney duly authorized in writing, at the Principal Office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges, if any, provided in the Indenture, and upon surrender and cancellation of this Bond accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Upon such transfer a new fully registered Bond or Bonds in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the Trust Estate, subordinate to the rights of the Senior Lender under the Senior Loan. The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Issuer under the Agreement (other than its rights to indemnification, exemption from personal liability and certain administration expenses and certain other rights).

The Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

With certain exceptions as provided therein, the Indenture and the Agreement may be modified or amended by the Owners of not less than a majority in aggregate principal amount of all Bonds then Outstanding under the Indenture.

Reference is hereby made to the Indenture, the Agreement, the Subordinate Security Agreement, the Subordinate Mortgage, the Subordination Agreement and the Tax Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Registrar and the Owners of the Bonds. The Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to and to be bound by the terms and provisions of the Indenture, the Agreement, the Subordinate Security Agreement, the Subordinate Mortgage, the Subordination Agreement and the Tax Agreement.

The Indenture prescribes the manner in which it may be discharged, including (a) a provision that the Bonds shall be deemed to be paid if moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee and the Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of delivery of the Bonds to the Trustee for purchase, and (b) a provision that, if the Bonds mature or are called for redemption pursuant to the Indenture, the Bonds shall be deemed to be paid if Government Obligations, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds on and prior to the redemption date or maturity date thereof, and all necessary and proper fees, compensation and expenses of the Issuer, the Trustee and the Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of such payment.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture, the Bonds, the Agreement or any other related document contained, against any past, present or future officer, elected official agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

IT I S HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation of indebtedness.

This Bond shall not be entitled to any security or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Registrar of the certificate of authentication inscribed hereon.

IN WITNESS WHEREOF, CITY OF BLUFFTON, INDIANA, has caused this Bond to be executed in its name with the signature of its Mayor and attested by the signature of its Clerk-Treasurer, all as of the Issue Date specified above.

CITY OF BLUFFTON, INDIANA

By: ____________________________

Mayor

[SEAL]

ATTEST:

____________________________________

Clerk-Treasurer

[FORM OF REGISTRAR’S CERTIFICATE]

CERTIFICATE OF AUTHENTICATION

This is to certify that this Bond is one of the Bonds of the series described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Registrar

By: _________________________________

Authorized Signatory

Date of registration and authentication: _____________________

[FORM OF ASSIGNMENT]

The following abbreviations, when used in the inscription on the face of the within Bond shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT
TEN ENT	as tenants by the entirety	Custodian
JT TEN	as joint tenants with right	(Cust)	(Minor)
	of survivorship and not as	under Uniform Gifts to Minors Act of
tenants in common
(State)

Additional abbreviations may also be used though not in the list above.

For value received ____________________________________________hereby sells,

assigns and transfers unto

INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________________

(Please Print or Typewrite Name and Address of Assignee)

the within Bond of CITY OF BLUFFTON, INDIANA, and hereby irrevocably constitutes and appoints ____________________ attorney to register the transfer of said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:___________________

Signature:_____________________________

SIGNATURE GUARANTEED:

____________________________________

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member of or a participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

[Form of Requisition]

[Date]

U.S. Bank National Association

10 West Market Street, Suite 1150

Indianapolis, Indiana 46204

Attention:

Corporate Trust

This Requisition is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust dated as of March 1, 2007 (the “Indenture”) between the City of Bluffton, Indiana (the “Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project). Capitalized terms used herein have the same meanings herein as when used in the Indenture (except where the context otherwise requires).

The undersigned is an Authorized Company Representative and hereby certifies as follows:

(1)

that this is Requisition Number _____________

(2)

that the name and address of the person, firm or corporation to whom payment is due or has been made (which may include the Company) is set forth on Schedule I attached hereto;

(3)

that the amount to be or which has been paid is set forth on Schedule I attached hereto;

(4)

that the costs of an aggregate amount set forth in this Requisition have been made or incurred or financed and were necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor then in effect;

(5)

that the amount paid or to be paid, as set forth on Schedule I attached hereto, represents either a part of the amount due and payable for Project Costs and that such payment was not paid in advance of the time, if any, fixed for payment and was made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

(6)

that no part of the Project Costs was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of the Indenture;

B-1

(7)

that (i) the withdrawal of moneys from the Construction Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement or the Project Certificate and (ii) the Favorable Opinion of Bond Counsel required to be delivered as a result of changes to the Project pursuant to Section 3.02 of the Agreement has been delivered to the Trustee and the Issuer;

(8)

that the amount remaining in the Construction Fund, together with (i) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and (ii) expected investment earnings to be deposited into the Construction Fund pursuant to the Indenture, will, after payment of the amount requested on Schedule I attached hereto, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, then in effect; and

(9)

that the amounts paid or to be paid as set forth in this Requisition are properly payable under the terms of the Indenture and that all conditions precedent to payment as prescribed in the Indenture have been satisfied.

You are authorized and directed to make the disbursements pursuant to this Requisition from the Construction Fund as provided in Section 5.02 of the Indenture. In making such disbursements, you are entitled to rely on this Requisition as provided in Section 5.02 of the Indenture.

B-2

IN WITNESS WHEREOF, the undersigned Authorized Company Representative has caused this Requisition to be executed as of the day first above written.

INDIANA BIO-ENERGY, LLC

By __________________________________

___________________________________

Authorized Company Representative

Approved:

AGSTAR FINANCIAL SERVICES, PCA

By _________________________

Name:

Title:

B-3